                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY
================================================================================



                                    INDENTURE

                                 by and between

     FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1, A COMMON LAW TRUST ACTING
      THROUGH ITS TRUSTEE, FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
           NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE

                                   as Issuer,

                           FIRST SIERRA FINANCIAL, INC

                           as Servicer and Originator


                                       and


                              BANKERS TRUST COMPANY

                            as the Indenture Trustee



                          ----------------------------

                          Dated as of December 1, 1998

                          ----------------------------



                  First Sierra Equipment Contract Trust 1998-1
                         Equipment Contract-Backed Notes



================================================================================

                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS.........................................................................................................1

               Section 1.01     Definitions....................................................................................1
               Section 1.02     Incorporation by Reference of the Trust Indenture Act..........................................1
               Section 1.03     General Interpretive Principles................................................................1
               Section 1.04     Conflict with TIA..............................................................................2

ARTICLE II. PLEDGE OF INITIAL PLEDGED PROPERTY; ORIGINAL ISSUANCE OF NOTES AND RESIDUAL CLASS..................................2

               Section 2.01     Pledge of Pledged Property.....................................................................2
               Section 2.02     Indenture Trustee to Act as Custodian..........................................................3
               Section 2.03     Conditions to Closing..........................................................................3
               Section 2.04     Acceptance by Indenture Trustee................................................................4
               Section 2.05     Liabilities of the Trust and Parties to this Indenture; Limitations Thereon....................5
               Section 2.06     Intended Tax Characterization..................................................................5
               Section 2.07     Treasury Securities............................................................................6

ARTICLE III. ACCOUNTS; ALLOCATION AND APPLICATION OF  THE TRUST FUND...........................................................6

               Section 3.01     Collection Account.............................................................................6
               Section 3.02     Investment of Monies Held in the Accounts; Subaccounts.........................................7
               Section 3.03     The Note Insurance Policy......................................................................7
               Section 3.04     Disbursements From Collection Account..........................................................8
               Section 3.05     Statements to Noteholders.....................................................................12
               Section 3.06     Compliance With Withholding Requirements......................................................15

ARTICLE IV. REMOVAL OF NON-CONFORMING PLEDGED PROPERTY; SUBSTITUTION OF CONTRACTS.............................................15

               Section 4.01     Removal of Non-Conforming Pledged Property....................................................15
               Section 4.02     Substitution of Contracts.....................................................................15
               Section 4.03     Release of Trust Property.....................................................................16

ARTICLE V. THE NOTES..........................................................................................................17

               Section 5.01     The Notes.....................................................................................17
               Section 5.02     Initial Issuance of Notes.....................................................................19
               Section 5.03     Registration of Transfer and Exchange of Notes................................................20
               Section 5.04     Mutilated, Destroyed, Lost or Stolen Notes....................................................21
               Section 5.05     Persons Deemed Owners.........................................................................21
               Section 5.06     Access to List of Noteholders' Names and Addresses............................................21
               Section 5.07     Acts of Noteholders...........................................................................22
               Section 5.08     No Proceedings................................................................................22
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ARTICLE VI. THE TRUST.........................................................................................................22

               Section 6.01     Liability of the Trust........................................................................22
               Section 6.02     Limitation on Liability of the Trust..........................................................22
               Section 6.03     Indemnity for Liability Claims................................................................23
               Section 6.04     Liabilities...................................................................................23
               Section 6.05     [Reserved.]...................................................................................23
               Section 6.06     Annual Statement as to Compliance.............................................................23
               Section 6.07     Payment of Principal and Interest.............................................................23
               Section 6.08     Maintenance of Office or Agency...............................................................24
               Section 6.09     Money for Payments to be Held in Trust........................................................24
               Section 6.10     Existence.....................................................................................25
               Section 6.11     Protection of Trust Property..................................................................26
               Section 6.12     Performance of Obligations; Servicing of Receivables..........................................26
               Section 6.13     Negative Covenants............................................................................27
               Section 6.14     Trust May Consolidate, Etc. Only on Certain Terms.............................................28
               Section 6.15     Successor or Transferee.......................................................................29
               Section 6.16     No Other Business.............................................................................29
               Section 6.17     No Borrowing..................................................................................30
               Section 6.18     Guarantees, Loans, Advances and Other Liabilities.............................................30
               Section 6.19     Capital Expenditures..........................................................................30
               Section 6.20     Compliance with Laws..........................................................................30
               Section 6.21     Further Instruments and Acts..................................................................30

ARTICLE VII. THE INDENTURE TRUSTEE............................................................................................30

               Section 7.01     Duties of Indenture Trustee...................................................................30
               Section 7.02     Eligible Investments..........................................................................32
               Section 7.03     Indenture Trustee's Assignment of Contracts...................................................32
               Section 7.04     Certain Matters Affecting the Indenture Trustee...............................................33
               Section 7.05     Indenture Trustee Not Liable for Notes or Contracts...........................................34
               Section 7.06     Indenture Trustee May Own Notes...............................................................35
               Section 7.07     Indenture Trustee's Fees and Expenses.........................................................35
               Section 7.08     Eligibility Requirements for Indenture Trustee................................................36
               Section 7.09     Preferential Collection of Claims Against Issuer..............................................36
               Section 7.10     Resignation or Removal of Indenture Trustee...................................................36
               Section 7.11     Successor Indenture Trustee...................................................................37
               Section 7.12     Merger or Consolidation of Indenture Trustee..................................................38
               Section 7.13     Appointment of Co-Indenture Trustee or Separate Indenture Trustee.............................38
               Section 7.14     Indenture Trustee May Enforce Claims Without Possession of Note...............................40
               Section 7.15     Suits for Enforcement.........................................................................40
               Section 7.16     Undertaking for Costs.........................................................................40
               Section 7.17     Representations and Warranties of Indenture Trustee...........................................40
               Section 7.18     Tax Returns...................................................................................41
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ARTICLE VIII. EVENTS OF DEFAULT; REMEDIES.....................................................................................41

               Section 8.01     Events of Default.............................................................................41
               Section 8.02     Acceleration of Maturity, Rescission and Annulment............................................42
               Section 8.03     Remedies......................................................................................42
               Section 8.04     Notice of Event of Default....................................................................43
               Section 8.05     Exercise of Power by Indenture Trustee........................................................43
               Section 8.06     Indenture Trustee May File Proofs of Claim....................................................43
               Section 8.07     Allocation of Money Collected.................................................................44
               Section 8.08     Waiver of Events of Default...................................................................45
               Section 8.09     Limitation On Suits...........................................................................45
               Section 8.10     Unconditional Right of Noteholders to Receive Principal and Interest..........................46
               Section 8.11     Restoration of Rights and Remedies............................................................46
               Section 8.12     Rights and Remedies Cumulative................................................................46
               Section 8.13     Delay or Omission Not Waiver..................................................................46
               Section 8.14     Control by Controlling Parties................................................................47
               Section 8.15     Sale of Pledged Property......................................................................47
               Section 8.16     Action on Notes...............................................................................47

ARTICLE IX. TERMINATION.......................................................................................................48

               Section 9.01     Termination of Obligations and Responsibilities...............................................48
               Section 9.02     Optional Redemption of Notes; Final Disposition of Funds......................................48

ARTICLE X. Noteholders' Lists and Reports.....................................................................................49

               Section 10.01    Trust To Furnish To Indenture Trustee Names and Addresses of Noteholders......................49
               Section 10.02    Preservation of Information; Communications to Noteholders....................................50
               Section 10.03    Reports by Trust..............................................................................50
               Section 10.04    Reports by Indenture Trustee..................................................................51
               Section 10.05    Compliance Certificates and Opinions, etc.....................................................51

ARTICLE XI. MISCELLANEOUS PROVISIONS..........................................................................................51

               Section 11.01    Amendment.....................................................................................51
               Section 11.02    Conformity With Trust Indenture Act...........................................................52
               Section 11.03    Limitation on Rights of Noteholders...........................................................52
               Section 11.04    Counterparts..................................................................................53
               Section 11.05    GOVERNING LAW.................................................................................53
               Section 11.06    Notices.......................................................................................53
               Section 11.07    Severability of Provisions....................................................................53
               Section 11.08    Conflict with Trust Indenture Act.............................................................54
               Section 11.09    Third Party Beneficiary.......................................................................54
               Section 11.10    Assignment....................................................................................54
               Section 11.11    Binding Effect................................................................................54
               Section 11.12    Survival of Agreement.........................................................................54
               Section 11.13    Captions......................................................................................54
               Section 11.14    Exhibits......................................................................................54
               Section 11.15    Calculations..................................................................................54
               Section 11.16    No Proceedings................................................................................55
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                                       iii

Exhibits
--------
Exhibit A  -   Form of Trustee's Receipt
Exhibit B  -   Form of Wiring Instructions
Exhibit C  -   Form of Class A Notes
Exhibit D  -   Form of Subordinate Notes
Exhibit E  -   Form of Transferee Certification (Non-144A)
Exhibit F  -   Form of Transferee Certification (144A QIB)
Exhibit G  -   Form of Transferee Certification (Investment Company)
Exhibit H  -   Form of Instrument of Transfer
Exhibit I  -   List of Contracts subject to Optional Redemption pursuant to
               Section 9.02(b) of the Indenture

Annex A - Defined Terms

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1

                  Reconciliation and Tie between the Indenture
                      dated as of December 1, 1998 and the
                     Trust Indenture Act of 1939, as amended



 Trust Indenture Act Section                       Indenture Section
 ---------------------------                       -----------------
         ss. 310(a)(1)                                  ss. 7.08
           (a)(2)                                         7.08
           (a)(3)                                         7.13
           (a)(4)                                    Not Applicable
             (b)                                       7.08; 7.10
             (c)                                     Not Applicable
           311(a)                                         7.09
             (b)                                          7.09
           312(a)                                        10.02
             (b)                                         10.02
             (c)                                         10.02
           313(a)                                        10.04
           (b)(1)                            10.02; 10.04; 4.01; 4.02; 4.03
           (b)(2)                                        10.04
             (c)                                         10.04
             (d)                                         10.04
           314(a)                                  10.03; 3.05; 6.06
             (b)                                     Not Applicable
           (c)(1)                                        10.05
           (c)(2)                                        10.05
           (c)(3)                                    Not Applicable
             (d)                                     Not Applicable
             (e)                                         10.05
             (f)                                     Not Applicable
           315(a)                                      7.01; 7.05
             (b)                                          8.04
             (c)                                          8.05
             (d)                                          7.01
             (e)                                          7.01
   316(a) (last sentence)                                 2.07
          (a)(1)(A)                                       7.17
          (a)(1)(B)                                       8.06
          317(a)(1)                                       8.03
           (a)(2)                                         8.04
             (b)                                          6.09
           318(a)                                        11.09
             (c)                                         11.09

         This INDENTURE, dated as of December 1, 1998, is made by and between First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer" or the "Trust"), First Sierra Financial, Inc., as servicer (in such capacity, the "Servicer"), as originator (in such capacity, the "Originator") and, in its individual capacity (in such capacity "First Sierra") and Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as the indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.

         Section 1.02 Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "Indenture Trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer.

         All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

         Section 1.03 General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Indenture;

         (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 1.04 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


                                   ARTICLE II.

                       PLEDGE OF INITIAL PLEDGED PROPERTY;
                  ORIGINAL ISSUANCE OF NOTES AND RESIDUAL CLASS

         Section 2.01 Pledge of Pledged Property. The Trust, simultaneously with the execution and delivery of this Indenture, does hereby pledge, deposit, transfer, assign, and otherwise grant to the Indenture Trustee, without recourse (except as otherwise expressly set forth herein), to be held in trust for the benefit of the Noteholders and the Note Insurer, as provided in this Indenture, all the right, title, and interest of the Owner Trustee on behalf of the Trust in and to (a)(i) any Equipment that is owned by the Owner Trustee on behalf of the Trust and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and (ii) any security interest of the Owner Trustee on behalf of the Trust in any of the Equipment that is not owned by the Owner Trustee on behalf of the Trust, (b) the Contracts, including, without limitation, all Scheduled Payments, Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts, (c) any guarantees of an Obligor's obligations under a Contract, (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts, (f) all of the Trust's right, title and interest in and to, and rights under the Receivables Transfer Agreement and the Servicing Agreement, each as executed and delivered in accordance therewith, (g) all amounts on deposit in the Collection Account and the Lockbox Account held by the Indenture Trustee, (h) all of the Trust's right, title and interest in and to all Source Agreements and Source Agreement Rights to the extent they relate to any Contract and any Equipment covered by the Contracts, (i) the Note Insurance Policy, and (j) any and all income and proceeds of any of the foregoing (all of the foregoing, collectively, constituting the "Pledged Property"); provided, however, that the pledge, transfer and assignment effected by this Section 2.01 shall not include the Initial Unpaid Amounts relating thereto.

         This Indenture is a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of Delaware, New York and Texas. The pledge provided for in this Section 2.01 is intended by the Trust to be a grant by the Trust to the Indenture Trustee on behalf of the Noteholders and the Note Insurer, of a valid first priority perfected security interest in all of the Owner Trustee's right, title and interest (on behalf of the Trust) in and to the Pledged Property.

         Section 2.02 Indenture Trustee to Act as Custodian. The executed original counterpart of each Contract, together with the other documents or instruments, if any, which constitute a part of a Contract File shall be held by the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

         Section 2.03 Conditions to Closing. As conditions to the execution, authentication and delivery of the Notes by the Indenture Trustee and the sale of the Notes by the Trust (by issuance thereof by the Trust upon the Trust's instructions) on the Closing Date, (i) the Trust shall have received by wire transfer the net proceeds of sale of the Class A Notes, the Class B-1 Notes and the Class B-2 Notes in authorized denominations equal in the aggregate to the Initial Class A Note Principal Balance, the Initial Class B-1 Note Principal Balance and the Initial Class B-2 Note Principal Balance, and (ii) the Indenture Trustee shall have received the following on or before the Closing Date:

         (a) The List of Initial Contracts, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer;

         (b) Copies of resolutions of the Depositor approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Depositor;

         (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of the Depositor in the State of Delaware;

         (d) A copy of the Trust Certificate;

         (e) Delivery of the executed Financing Statements with respect to the Contracts, in accordance with the Filing Requirements, prepared for filing;

         (f) A certificate listing the Servicing Officers as of the Closing
Date;

         (g) Executed copies of the Transaction Documents in form and substance acceptable to the Note Insurer;

         (h) Copies of resolutions of the Board of Directors of First Sierra approving the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of First Sierra;

         (i) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of First Sierra in the States of Delaware and Texas;

         (j) A custody receipt, substantially in the form of Exhibit A hereto, pursuant to which the Indenture Trustee certifies that it has received a contract file with respect to each Contract on the List of Contracts;

         (k) All Necessary Consents;

         (l) An executed Note Insurance Policy;

         (m) A letter from Moody's that it has assigned a rating of (i) "P-1" to the Class A-1 Notes and (ii) "Aaa" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

         (n) A letter from S&P that it has assigned a rating of (i) "A-1+" to the Class A-1 Notes and (ii) "AAA" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

         (o) A letter from DCR that it has assigned a rating of (i) "BBB" to the Class B-1 Notes, (v) "BB" to the Class B-2 Notes and (vi) "B" to the Class B-3 Notes;

         (p) A letter from Fitch that it has assigned a rating of (i) "BBB" to the Class B-1 Notes, (ii) "BB" to the Class B-2 Notes and (iii) "B" to the Class B-3 Notes; and

         (q) Opinions of counsel to First Sierra and the Depositor, in form and substance acceptable to the Indenture Trustee and the Note Insurer, covering such matters as the Indenture Trustee and the Note Insurer may reasonably request including, without limitation, opinions concerning nonconsolidation, true sale, security interest, federal tax and general corporate matters.

         Section 2.04 Acceptance by Indenture Trustee. The Indenture Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Indenture, of all right, title and interest in and to the Pledged Property on behalf of the Noteholders and the Note Insurer and declares that the Indenture Trustee holds and will hold such right, title and interest for the benefit of all present and future Noteholders and the Note Insurer for the use and purpose and subject to the terms and provisions of this Indenture. The Trust hereby (a) appoints the Indenture Trustee as the Trust's attorney-in-fact with all power independently to enforce all of the Trust's rights against the Originator hereunder, under the Receivables Transfer Agreement and under the Servicing Agreement and (b) directs the Indenture Trustee to enforce such rights. The Indenture Trustee hereby accepts such appointment and agrees to enforce such rights.

         Section 2.05 Liabilities of the Trust and Parties to this Indenture; Limitations Thereon. (a) The obligations evidenced by the Notes provide recourse only to the Trust Property and provide no recourse against First Sierra, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any other Person other than the Note Insurer under the Note Insurance Policy.

         (b) Neither First Sierra, the Trust, the Depositor, the Servicer nor any other Person shall be liable to the Indenture Trustee or the Noteholders except as provided in Article VI hereof and Sections 5.01, 5.03, 5.05, 5.07 and
5.08 of the Servicing Agreement and Section 4.01(g) of the Receivables Transfer Agreement. Without limiting the generality of the foregoing, if any Obligor fails to pay any Scheduled Payment, Final Scheduled Payment or other amounts due under a Contract, then neither the Indenture Trustee nor the Noteholders will have any recourse against First Sierra or the Servicer for such Scheduled Payment, Final Scheduled Payment, other amounts due under the Contract or any losses, damages, claims, liabilities or expenses incurred by the Indenture Trustee or any Noteholder as a direct or indirect result thereof, except as may be provided for in Article VI hereof and Sections 5.01, 5.03, 5.05, 5.07 and
5.08 of the Servicing Agreement and Section 4.01(g) of the Receivables Transfer Agreement.

         (c) The Indenture Trustee agrees that in the event of a default by an Obligor under the terms of a Contract, which default is not cured within any applicable cure period set forth in such Contract, the Indenture Trustee and the Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Indenture Trustee shall have the right to exercise the rights of the Originator under the Contracts, the Insurance Policies and any document in any Contract File in the name of the Indenture Trustee and the Noteholders, either directly or through the Servicer as agent, and the Indenture Trustee is hereby directed by the Trust to exercise such rights; provided, however, that the Indenture Trustee shall not be required to take any action pursuant to this Section 2.05(c) except upon written instructions from the Servicer. A carbon, photographic or other reproduction of this Indenture or any financing statement is sufficient as a financing statement in any State.

         (d) The pledge of the Pledged Property by the Trust pursuant to this Indenture does not constitute and is not intended to result in an assumption by the Indenture Trustee, the Trust, the Note Insurer or any Noteholder of any obligation (except for the obligation not to disturb an Obligor's right of quiet enjoyment) of the Originator or the Servicer to any Obligor or other Person in connection with the Equipment, the Contracts, the Insurance Policies or any document in the Contract Files.

         Section 2.06 Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Class A Notes and the Subordinate Notes will constitute indebtedness and that for all applicable tax purposes, accordingly, the Trust will be treated as sole and exclusive owner of the Pledged Property. Further, each party hereto and each Noteholder (by receiving and holding a Note), hereby covenants to every other party hereto and to every other Noteholder to treat the Class A Notes and the Subordinate Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Class A Notes or of the Subordinate Notes as indebtedness for tax purposes. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

         Section 2.07 Treasury Securities. In determining whether the Noteholders of the required outstanding principal balance of the Notes have concurred in any direction, waiver or consent, Notes owned by First Sierra, any other obligor upon the Notes or an Affiliate of First Sierra shall be considered as though not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.


                                  ARTICLE III.

                     ACCOUNTS; ALLOCATION AND APPLICATION OF
                                 THE TRUST FUND

         Section 3.01 Collection Account. (a) The Servicer shall establish and maintain with the Indenture Trustee the Collection Account for the benefit of the Noteholders and the Note Insurer as an Eligible Bank Account, in the name of "First Sierra Equipment Contract-Backed Notes 1998-1 Collection Account, in trust for the registered holders of Equipment Contract-Backed Notes." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Collection Account only as provided in this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

         (b) At the times indicated in this Section 3.01(b) or in Section 3.01(c) below, the following amounts (net of Excluded Amounts) shall be deposited in the Collection Account in immediately available funds:

                  (i) The Servicer shall deposit or cause to be deposited the aggregate amounts of Actual Payments;

                  (ii) The Servicer shall deposit the aggregate Servicer Advances payable pursuant to Section 4.03 of the Servicing Agreement;

                  (iii) The Servicer shall deposit any Repurchase Amounts payable by it under the Servicing Agreement, or by the Originator pursuant to Section 4.01 hereof;

                  (iv) Investment Earnings, as described in Section 3.02(a) hereof; and

                  (v) The amount, if any, received by the Indenture Trustee as a result of a drawing on the Note Insurance Policy pursuant to Section 3.03(a) hereof.

         (c) The Servicer shall so transfer the aggregate amount of Actual Payments no later than two Business Days after the Servicer's receipt of such amount. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than one day prior to the related Payment Date. The Servicer shall instruct the Indenture Trustee in writing to deposit the portion of any Advance Payment due and owing for a Collection Period no later than the related Determination Date. Except as otherwise expressly set forth, any other deposits and transfers of funds to be made pursuant to this Section 3.01 shall be made no later than the third Business Day immediately preceding the related Payment Date.

         Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectable as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits.

         Section 3.02 Investment of Monies Held in the Accounts; Subaccounts.
(a) The Servicer shall direct the Indenture Trustee in writing to invest the amounts in any Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Investment Earnings on amounts held in any Account shall be deposited in the Collection Account as earned. The amount of any Insured Payment shall be held uninvested.

         (b) The Indenture Trustee and the Servicer may, from time to time and in connection with the administration of any Account, establish and maintain with the Indenture Trustee one or more sub-accounts of any of the Accounts, as the Indenture Trustee and/or the Servicer may consider useful.

         Section 3.03 The Note Insurance Policy

         (a) On each Determination Date, the Servicer shall determine with respect to the immediately following Payment Date, the amounts to be on deposit in the Collection Account on such Payment Date with respect to the immediately preceding Collection Period and equal to the total of (A) Available Funds with respect to such Collection Period minus (B) the Trust Operating Expenses (the "Available Distribution Amount") and shall inform the Indenture Trustee in writing no later than 10:00 a.m., New York City time, on such Determination Date of the results of such determination.

         (b) If the Class A Insured Distribution Amount for any Payment Date exceeds the Available Distribution Amount for such Payment Date (such event being an "Available Funds Shortfall"), the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Note Insurance Policy and submit such notice to the Note Insurer via facsimile transmission no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall.

         (c) Upon receipt of Insured Payments from the Note Insurer, the Indenture Trustee shall immediately deposit such Insured Payments in the Collection Account and shall distribute such Insured Payments, or the proceeds thereof, in accordance with Section 3.04 hereof to the Class A Noteholders exclusively. The parties hereto recognize that the making of an Insured Payment does not relieve any of the parties hereto of any obligation hereunder or under any of the Transaction Documents.

         (d) The Indenture Trustee shall (x) receive Insured Payments as attorney-in-fact of each of the Class A Noteholders and (y) disburse such Insured Payment to the Class A Noteholders as set forth in Section 3.04 hereof. The Note Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 3.04(b)(xiii) hereof with respect to each Insured Payment made by the Note Insurer. The Indenture Trustee hereby agrees on behalf of each Class A Noteholder and the Trust for the benefit of the Note Insurer that it recognizes that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 3.04(b)(xiii) hereof.

         (e) The Class A Notes will be insured by the Note Insurance Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture. All amounts received under the Note Insurance Policy shall be used solely for the payment to Class A Noteholders of principal at maturity and interest on the Class A Notes.

         (f) If a Responsible Officer of the Indenture Trustee at any time has actual knowledge that there will not be sufficient moneys in the Collection Account to make all required payments of principal and interest to the Class A Noteholders on the applicable Payment Date, the Indenture Trustee shall immediately notify the Note Insurer or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency. In addition, if a Responsible Officer of the Indenture Trustee has actual notice that any of the Class A Noteholders have been required to disgorge payments of principal or interest on the Class A Note pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holders within the meaning of any applicable bankruptcy laws, then the Indenture Trustee shall notify the Note Insurer or its designees of such fact by telephone, promptly confirmed in writing by overnight mail or facsimile transmission. Such notice shall be in addition to the procedures set forth in the Note Insurance Policy for making a claim under the Note Insurance Policy.

         (g) The parties hereto recognize that, to the extent that the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Notes, the Note Insurer shall be subrogated to the rights of the Holders of the Class A Notes to receive distributions of principal and interest in accordance with the terms hereof.

         (h) The parties hereto grant to the Note Insurer the right of prior approval of amendments or supplements to the Transaction Documents and of the exercise of any option, vote, right, power or the like available to the Class A Noteholders hereunder.

         Section 3.04 Disbursements From Collection Account. (a) On each Payment Date, the Indenture Trustee shall pay the entire amount of money then on deposit in the Collection Account with respect to the related Collection Period, as indicated on the Monthly Statement, as applicable, to the Persons to which such money is then due, calculated on the basis of and in accordance with the Monthly Statement for the related Collection Period; provided, however, that in the event the Servicer fails to deliver a Monthly Statement by a Payment Date the Indenture Trustee shall, nevertheless, pay interest on each Class of Notes from the sources of funding set forth herein, in each case in an amount with respect to each Class equal to the product of (i) one-twelfth, (ii) the related Note Rate and (iii) the related Note Principal Balance, as reflected on the Monthly Statement most recently delivered by the Servicer (net of any principal payments in respect thereof on the immediately preceding Payment Date).

         (b) On each Payment Date, the Indenture Trustee shall pay such money to the following Persons, in the following order of priority, without duplication:

                  (i) To First Sierra by wire transfer of immediately available funds, the aggregate amount of any Initial Unpaid Amounts inadvertently deposited in the Collection Account;

                  (ii) From the amount then remaining in the Collection Account, to any party entitled thereto, by check, any indemnity payments paid pursuant to any Contract, to the extent that such amounts are inadvertently deposited in the Collection Account;

                  (iii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                           (A) An amount equal to the unreimbursed Servicer
                  Advances (other than Servicer Advances for the current Collection Period);

                           (B) An amount equal to the Servicer Fee owing on such
                  Payment Date, plus any unpaid Servicer Fee owing from prior Collection Periods; and

                           (C) Any Servicing Charges inadvertently deposited in
                  the Collection Account;

                  (iv) From the Available Funds then remaining in the Collection Account, to the Note Insurer by wire transfer to the account designated in writing by the Note Insurer, an amount equal to the Premium Amount owing on such Payment Date, plus any unpaid Premium Amounts from prior Collection Periods;

                  (v) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the Indenture Trustee Fees owing on such Payment Date, plus any unpaid Indenture Trustee Fees from prior Collection Periods, subject to the limitation set forth in Section 7.07 (a)(i) hereof;

                  (vi) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the reimbursable expenses due and unpaid to the Indenture Trustee in accordance with and subject to Section 7.07(a)(ii) hereof;

                  (vii) From (x) the Available Funds then remaining in the Collection Account plus (y) the proceeds of any applicable Insured Payment, to the Class A-1

         Noteholders, the Class A-1 Note Interest for the related Collection Period, to the Class A-2 Noteholders, the Class A-2 Note Interest for the related Collection Period, to the Class A-3 Noteholders, the Class A-3 Note Interest for the related Collection Period, and to the Class A-4 Noteholders, the Class A-4 Note Interest for the related Collection Period pari passu;

                  (viii) From the Available Funds then remaining in the Collection Account to the extent that such disbursement shall not result in an Available Funds Shortfall, from Available Funds then remaining in the Collection Account to the Class B-1 Noteholders an amount equal to the Class B-1 Note Interest for the related Collection Period;

                  (ix) From the Available Funds then remaining in the Collection Account, to the extent that such disbursement shall not result in an Available Funds Shortfall, from Available Funds then remaining in the Collection Account to the Class B-2 Noteholders an amount equal to the Class B-2 Note Interest for the related Collection Period;

                  (x) From the Available Funds then remaining in the Collection Account, to the extent that such disbursement shall not result in an Available Funds Shortfall, to the Class B-3 Noteholders an amount equal to the Class B-3 Note Interest for the related Collection Period;

                  (xi) From (x) the Available Funds then remaining in the Collection Account plus (y) the proceeds of any applicable Insured Payment, until the Class A Note Principal Balance has been reduced to zero, to the Class A Noteholders from the Available Funds then remaining in the Collection Account, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date and (b) any Class A Overdue Principal, such amount to be applied sequentially, with 100% of such amount being applied to reduce the Note Principal Balance of the Class A Notes then Outstanding and having the lowest numerical designation (e.g., first to the Class A-1 Notes) to zero before any principal payment is made to the next Class;

                  (xii) From the Available Funds then remaining in the Collection Account, to the Note Insurer by wire transfer to the account designated in writing by the Note Insurer, the Reimbursement Amount, if any, owing on such Payment Date;

                  (xiii) From the Available Funds then remaining in the Collection Account, until the Class B-1 Note Principal Balance has been reduced to zero, to the Class B-1 Noteholders, the sum of (a) the Class B-1 Base Principal Distribution Amount for such Payment Date and (b) any Class B-1 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B Noteholders under this clause (xiii) shall instead be paid to the Class A Noteholders pursuant to this clause (xiii) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal

         Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above);

                  (xiv) From the Available Funds then remaining in the Collection Account, until the Class B-2 Note Principal Balance has been reduced to zero, to the Class B-2 Noteholders, the sum of (a) the Class B-2 Base Principal Distribution Amount for such Payment Date and (b) any Class B-2 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause
         (xiv) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xiv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above) and (y) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause (xiv) shall instead be paid to the Class B-1 Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero;

                  (xv) From the Available Funds then remaining in the Collection Account, until the Class B-3 Note Principal Balance has been reduced to zero, to the Class B-3 Noteholders, the sum of (i) the Class B-3 Base Principal Distribution Amount for such Payment Date and (ii) any Class B-3 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xv) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above), (y) if the Class A Note Principal Balance is zero, but the Class B-1 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-1 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xv) shall instead be paid to the Class B-1 Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B-1 Note Principal Balance up to the amount necessary to reduce such balance to zero; and (z) if the Class A Note Principal Balance and the Class B-1 Note Principal Balance is zero, but the Class B-2 Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B-2 Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xv) shall instead be paid to the Class B-2 Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B-2 Note Principal Balance up to the amount necessary to reduce such balance to zero;

                  (xvi) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee, the Indenture Trustee Expenses then due together with any Indenture Trustee Expenses from prior Collection Periods, in excess of the $75,000 limitation set forth in Section 7.07(a)(ii) hereof,

                  (xvii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in the Servicing Agreement; and

                  (xviii)From the Available Funds then remaining in the Collection Account, to the Residual Holder, any remaining amounts; provided, however, that during the continuance of a Restricting Event, no distribution will be made to the Residual Holder. Instead, such amount will be paid to the most senior class of Notes then outstanding.

         (c) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested by such Noteholder, by wire transfer to the account designated in writing in the form of Exhibit B hereto (or such other account as the Noteholder may designate in writing) delivered to the Indenture Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Noteholder's pro rata share (based on the aggregate Class A Percentage Interest in the case of the Class A Noteholders, the Class B-1 Percentage Interest in the case of the Class B-1 Noteholders, the Class B-2 Percentage Interest in the case of the Class B-2 Noteholders and the Class B-3 Percentage in the case of the Class B-3 Noteholders, of such payment.

         Section 3.05 Statements to Noteholders. (a) If the Servicer has delivered the Monthly Statement on the preceding Determination Date, then on each Payment Date, the Servicer will forward it to the Note Insurer and the Indenture Trustee will mail to the Rating Agencies a statement (which statement will be prepared by the Servicer furnished to the Indenture Trustee in the Monthly Statement delivered pursuant to Section 4.07 of the Servicing Agreement or otherwise pursuant to this Indenture), not later than one Business Day prior to such Payment Date, setting forth the following information (per $1,000 of the Initial Class A Note Principal Amount, the Initial Class B-1 Note Principal Amount, the Initial Class B-2 Note Principal Amount or of the Initial Class B-3 Note Principal Amount (as the case may be) as to (i) and (ii) below):

                  (i) With respect to a statement to a Class A Noteholder, a Class B-1 Noteholder, a Class B-2 Noteholder or a Class B-3 Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of the Principal Distribution Amount and Class A, Class B-1, Class B-2 or Class B-3 Overdue Principal, as applicable;

                  (ii) With respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 or Class B-3 Note Interest and Class A-1,

         Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 or Class B-3 Overdue Interest, as applicable;

                  (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 3.04 hereof for the Collection Period;

                  (iv) The aggregate Class A Note Principal Balance (and, individually, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance, the Class A-4 Note Principal Balance), the aggregate Class B-1 Note Principal Balance, the aggregate Class B-2 Note Principal Balance and the aggregate Class B-3 Note Principal Balance, the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class A Note Factor, the Class B-1 Note Factor, the Class B-2 Note Factor, the Class B-3 Note Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                  (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  (vi) The amount of Residual Receipts and Defaulted Residual Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period;

                  (vii) The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and Aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, have missed one, two, three or four Scheduled Payments (including Final Scheduled Payments), and Delinquent Contracts reconveyed; and

         (b) By January 31 of each calendar year, commencing January 31, 1999, or as otherwise required by applicable law, the Indenture Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Noteholder a statement prepared by the Servicer, and delivered to the Indenture Trustee, containing the applicable aggregate amounts with respect to such Noteholder hereof for such calendar year or, in the event such Person was a Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns. In addition to the foregoing the Servicer and the Indenture Trustee (to the extent the Servicer has provided the necessary information to the Indenture Trustee) shall make available to Noteholders or the Note Insurer any other information provided to the Servicer or the Indenture Trustee or otherwise in the Indenture Trustee's possession reasonably requested by Noteholders or the
Note Insurer in connection with tax matters, in accordance with the written directions of the Servicer.

         (c) The Servicer shall furnish to each Subordinate Noteholder, on request, during the term of this Indenture, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Subordinate Noteholder all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Subordinate Noteholder may reasonably require and as the Servicer may reasonably be able to produce; provided, however, that the Servicer may require such Subordinate Noteholder to execute a confidentiality agreement in form and substance acceptable to the Servicer.

         (d) The Indenture Trustee shall promptly send to each Noteholder and the Note Insurer and to the Rating Agencies in writing:

                  (i) Notice of any breach by First Sierra, the Depositor, the Trust, the Originator or the Servicer of any of their respective representations, warranties and covenants made herein, the Servicing Agreement or in the Receivables Transfer Agreement.

                  (ii) A copy of each Servicer compliance statement delivered to the Indenture Trustee pursuant to Section 4.08 of the Servicing Agreement.;

                  (iii) Notice of any breach by the Indenture Trustee of its representations and warranties set forth in Section 7.17 hereof of which a Responsible Officer has actual knowledge;

                  (iv) Notice of the occurrence of any Event of Default (which shall also be given to the Rating Agencies);

                  (v) Notice of any Event of Servicing Termination, default under the Insurance Agreement or any other default under any of the Transaction Documents; and

                  (vi) Notice of the resignation or removal of the Indenture Trustee;

provided, however, that in each case the Indenture Trustee shall only be required to send such notices and other items to the Subordinate Noteholders to the extent that the Indenture Trustee has itself received the related information and the Subordinate Noteholders have not already received such notice or other items. Except as may be specifically provided herein, the Indenture Trustee shall have no obligation to seek to obtain any such information.

         Section 3.06 Compliance With Withholding Requirements. Notwithstanding any other provisions of this Indenture, the Indenture Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Noteholder for all purposes of this Indenture. In no event shall the consent of Noteholders be required for any withholding.


                                   ARTICLE IV.

                        REMOVAL OF NON-CONFORMING PLEDGED
                       PROPERTY; SUBSTITUTION OF CONTRACTS

         Section 4.01 Removal of Non-Conforming Pledged Property. (a) Upon discovery by the Trust, the Note Insurer, the Servicer (or any of its successors or assigns) or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations or warranties set forth in Section 2.02 of the Servicing Agreement that materially and adversely affects any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement or delivery of any Certificate of Title in accordance with the Servicing Agreement (any such event, a "Warranty Event"), the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties. The Note Insurer in its reasonable discretion shall then determine whether the related Contract, Equipment or Contract File has been materially and adversely affected by such breach of a representation or warranty set forth in Section 2.02 of the Servicing Agreement. As of the last day of the calendar month following the month of its discovery or its receipt of notice of breach (or, at First Sierra's election, any earlier date), First Sierra shall deposit (or cause to be deposited) in the Collection Account the Repurchase Amount with respect to such Contract or replace such contract with a Substitute Contract pursuant to Section 4.02 hereof. Any such nonconforming Contract so removed shall not be deemed to be a Defaulted Contract for purposes of this
Article IV.

         (b) The obligation of First Sierra to remove any Trust Property from the Trust and to remit the Repurchase Amount, as appropriate, with respect to the related Contract as to which a breach has occurred and is continuing shall constitute the sole remedy against First Sierra for such breach available to the Indenture Trustee and the Noteholders, except to the extent that such breach is the result of any fraud or willful misconduct on the part of First Sierra.

         Section 4.02 Substitution of Contracts. (a) Subject to the provisions of Sections 4.02(b) through (d) hereof, First Sierra, upon notice from the Servicer and with the consent of the Note Insurer, may substitute one or more Contracts (each a "Substitute Contract") and transfer all of its right, title and interest in the related Equipment for and replace Contracts and terminate the security interest in the related Equipment that (i) becomes a Defaulted Contract or an Early Termination Contract or (ii) are the subject of a Prepayment, a Casualty Loss or a Warranty Event.

         (b) Each Substitute Contract shall be a Contract, with respect to which all of the representations and warranties set forth in Section 2.02 of the Servicing Agreement were true as of the related Substitute Contract Cut-Off Date.

         (c) Prior to any substitution pursuant to this Section 4.02, the Indenture Trustee shall have received an executed transfer agreement between the Trust and First Sierra providing for the unconditional sale and transfer of the Substitute Contracts and related Equipment by First Sierra to the Trust, the List of Substitute Contracts reflecting the substitution, a release request, in form and substance acceptable to the Indenture Trustee, with respect to the Contract being replaced and the originally executed trust receipt relating thereto.

         (d) No such substitution under this Section 4.02 shall be permitted on any Transfer Date if:

                  (i) on a cumulative basis from the initial Cut-Off Date, the sum of the Discounted Contract Principal Balances (as of the related Substitute Cut-Off Date) of such Substitute Contracts would exceed ten percent (10%) of the Aggregate Discounted Contract Principal Balance of all Contracts as of the initial Cut-Off Date;

                  (ii) as of the related Substitute Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

                  (iii) as a result thereof, (x) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

         (e) Upon the replacement of a Contract and the related Equipment with a Substitute Contract as described above, the security interest of the Indenture Trustee in such replaced Contract, the related Equipment and all proceeds thereon shall be terminated and such replaced Contract and the related Equipment shall be transferred to the Trust.

         Section 4.03 Release of Trust Property. (a) The Indenture Trustee when required by the Trust and the provisions of this Indenture shall execute instruments provided to it in order to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture and the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article IV shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee and the Note Insurer pursuant to the Insurance Agreement have each been paid, release any remaining portion of the Trust Property that secured the Note from the lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Collection Account and any subaccounts thereof as may have been established pursuant to Section 3.02(b). The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 4.03(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.05 hereof.


                                   ARTICLE V.

                                    THE NOTES

         Section 5.01 The Notes. (a) The Class A Notes will be issued in denominations of $1,000 and multiples of $1,000 in excess thereof (with the exception of one Note of each class which will be issued in an odd amount) of the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance and the Subordinate Notes will be issued in denominations of $1,000,000 and $1,000 increments above $1,000,000 of the Initial Class B-1 Note Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance. Each Note shall represent a validly issued and binding obligation, but only if such Note has been executed on behalf of the Trust by a Responsible Officer of the Owner Trustee by manual signature, and authenticated on behalf of the Indenture Trustee by a Responsible Officer of the Indenture Trustee by manual signature. Each Note bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust shall be valid and binding obligations, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in the form of the Notes of the related Class, each attached as Exhibits hereto, signed by the Indenture Trustee by manual signature, and such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be substantially in the forms set forth in Exhibits C-1, C-2, C-3 and C-4 hereto, respectively, all Class B-1 Notes shall be substantially in the form set forth in Exhibit D-1 hereto, all Class B-2 Notes shall be substantially in the form set forth in Exhibit D-2 hereto, all Class B-3 Notes shall be substantially in the form set forth in Exhibit D-3 hereto. Each Note shall be dated the date of their authentication. Neither the Notes nor the Contracts are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         (b) It is intended that the Offered Notes be registered so as to participate in a global book-entry system with the Trust, as set forth herein. The Offered Notes shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note, each with a denomination equal to the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance and the Initial Class A-4 Note Principal Balance, respectively. Upon initial issuance, the ownership of each such Offered Note shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Trustee.

         The Trust and the Indenture Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

         With respect to Offered Notes registered in the Register in the name of Cede & Co., as nominee of the Depository, the Trust and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Notes from time to time as a trustee. Without limiting the immediately preceding sentence, the Trust, the Servicer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any Offered Note, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any notice with respect to the Offered Notes or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any amount with respect to any distribution of principal or interest on the Offered Notes. No Person other than a Noteholder shall receive a certificate evidencing such Offered Note.

         Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Noteholders appearing as Noteholders at the close of business on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

         (c) In the event that (i) the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Notes and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Indenture Trustee at its sole option elects to terminate the book-entry system through the Depository, the Offered Notes shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Offered Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Offered Notes may be registered in whatever name or names Noteholders transferring Offered Notes shall designate, in accordance with the provisions hereof; provided, however, that any such registration shall be at the expense of the Servicer.

         (d) Notwithstanding any other provision of this Indenture to the contrary, so long as any Offered Note is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Notes, as the case may be, and all notices with respect to such Offered Notes, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

         In the event any Notes are issued in book-entry form with the
Depository: (i) the Indenture Trustee may deal with the Depository as the authorized representative of the Noteholders; (ii) the rights of the Noteholders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the Noteholders and the

Depository; (iii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Notes to such direct participants; and (iv) the direct participants of the Depository shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depository, and the Depository may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

         (e) No transfer of any Subordinate Note shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act or qualification under any state securities or "Blue Sky" laws. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A thereunder, (A) the Indenture Trustee shall receive an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of First Sierra, the Depositor, the Servicer, the Trust or the Indenture Trustee or (B) the Indenture Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit F hereto, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Securities Act, the Subordinate Noteholder shall cause its prospective transferee to execute and deliver a certificate substantially in the form of Exhibit G hereto; provided, however, that with respect to any sale of a Subordinate Note by an investment company registered under the Investment Company Act of 1940, as amended, made in reliance on Rule 144A, the Subordinate Noteholder may (in lieu of delivering a certificate in the form of Exhibit G) deliver to the Indenture Trustee a certificate in the form of Exhibit H hereto with a copy of a Qualified Institutional Buyer Certificate in the form of Addendum 1 thereto. The Servicer promptly shall furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to Holders and prospective purchasers of Subordinate Notes in connection with the resale of the Subordinate Notes to permit compliance with Rule 144A in connection with such resale. No Subordinate Note may be subdivided for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been in the aggregate $1,000,000. No resale or other transfer of the Subordinate Notes may be made to a nonresident alien individual, foreign corporation or other non-United States person.

         (f) Notwithstanding anything else contained in this Indenture, neither the Indenture Trustee nor the Note Registrar shall effect the registration of any transfer of a Subordinate Note (i) unless, prior to such transfer, the Indenture Trustee shall have received from the Subordinate Noteholder (with a copy to each Rating Agency) an Opinion of Counsel to the effect that such transfer will not result in the Trust becoming subject to taxation as an association taxable as a corporation or (ii) if following such transfer the sum of (a) the number of Holders of a Subordinate Note and (b) the number of Holders of the Trust Certificate, would be more than 99. Ownership of the Trust Certificate shall be nontransferable, but may be pledged to secure non-recourse debt of the Depositor.

         Section 5.02 Initial Issuance of Notes. The Indenture Trustee shall, upon the written instruction of the Trust, in exchange for the Pledged Property, authenticate and deliver the Class A Notes and the Subordinate Notes executed by the Trust in authorized denominations equaling in the aggregate the Initial Class A Note Principal Balance, the Initial Class B-1 Note

Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance.

         Section 5.03 Registration of Transfer and Exchange of Notes. (a) The Indenture Trustee, as initial Note Registrar, shall maintain, or cause to be maintained, at the Corporate Trust Office, a register (the "Register") in which the Indenture Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. All Notes shall be so registered.

         (b) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, subject to the requirements of Sections 5.01(e) and
(f) hereof in the case of the Subordinate Notes, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of the same class, of a like aggregate Class A-1 Percentage Interest, Class A-2 Percentage Interest, Class A-3 Percentage Interest, Class A-4 Percentage Interest, Class B-1 Percentage Interest, Class B-2 Percentage Interest or Class B-3 Percentage Interest, as the case may be, dated the date of such authentication.

         (c) At the option of a Noteholder, Notes may be exchanged for other Notes of the same class (of authorized denominations in the case of Class A Notes and Subordinate Notes) of a like aggregate Class A-1 Percentage Interest, Class A-2 Percentage Interest, Class A-3 Percentage Interest, Class A-4 Percentage Interest, Class B-1 Percentage Interest, Class B-2 Percentage Interest or Class B-3 Percentage Interest, as the case may be, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit H hereto, duly executed by the Noteholder thereof or its attorney duly authorized in writing.

         (d) No service charge shall be made for any registration of transfer of any Note or for the exchange of any Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of any Note or exchange of any Note.

         (e) All Notes surrendered for registration of transfer and all Notes surrendered for exchange shall be delivered to the Indenture Trustee and cancelled and subsequently destroyed by the Indenture Trustee in accordance with its customary practices in effect from time to time.

         (f) The Note Registrar shall not register the transfer of any Note (other than the transfer of an Offered Note to the nominee of the Depository or a successor depository) unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit

Plan, or (ii) with respect to the transfer of any Note other than a Class B-3 Note, that the transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption. Each transferee of a beneficial interest in an Offered Note that is registered in the name of, and deposited with, a depository operating a global book-entry system shall be deemed to make one of the foregoing representations.

         Section 5.04 Mutilated, Destroyed, Lost or Stolen Notes. If any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (a) there is delivered to the Trust, the Servicer and the Indenture Trustee such security or indemnity satisfactory to each of them as may be required by them to save each of them harmless (provided, that with respect to a Subordinate Noteholder which is an insurance company whose long-term debt or claims paying ability is rated investment grade or better by the Rating Agencies at such time, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Indenture Trustee that any such Note has been acquired by a bona fide purchaser, the Trust shall execute and the Indenture Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note a new Note of like Class and Percentage Interest. In connection with the issuance of any new Note under this
Section 5.04, the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any other expenses (including the fees and expenses of the Indenture Trustee) in connection therewith shall be paid by the Servicer. Any duplicate Note issued pursuant to this Section 5.04 shall constitute a Note duly issued by the Trust, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

         Section 5.05 Persons Deemed Owners. The Indenture Trustee and the Note Insurer may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to Section 3.04 hereof and for all other purposes whatsoever, and the Note Insurer and the Indenture Trustee shall not be affected by any notice to the contrary.

         Section 5.06 Access to List of Noteholders' Names and Addresses. (a) The Indenture Trustee will furnish or cause to be furnished to the Servicer within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Noteholders as of the most recent Record Date. If one or more Noteholders representing a Class A Percentage Interest, a Class B-1 Percentage Interest, a Class B-2 Percentage Interest or a Class B-3 Percentage Interest of not less than 25% (an "Applicant") shall apply in writing to the Indenture Trustee, and such application shall state that the Applicant desires to communicate with other Noteholders with respect to its rights under this Indenture or under the Notes, then the Indenture Trustee shall, within five Business Days after the receipt of such application, send such notice to the current list of Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trust, the Servicer and the Indenture Trustee that none of the Trust, the Servicer nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

         Section 5.07 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where required, to the Trust, the Note Insurer or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Indenture Trustee, the Trust, First Sierra and the Servicer, if made in the manner provided in this Section 5.07.

         (b) The fact and date of the execution by any Noteholder of any such instrument or writing may be proven in any reasonable manner which the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proven by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Indenture Trustee, the Trust or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 5.08 No Proceedings. By its acceptance of a Note, each Noteholder shall be deemed to have agreed that it will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.


                                   ARTICLE VI.

                                    THE TRUST

         Section 6.01 Liability of the Trust. (a) The Trust shall be liable for payments in respect of the Notes in accordance herewith only to the extent of the obligations specifically undertaken by the Trust herein.

         Section 6.02 Limitation on Liability of the Trust. (a) Neither the Owner Trustee nor the directors, officers, employees or agents of the Trust or the Owner Trustee shall be under any liability to the Indenture Trustee, the Noteholders, First Sierra, the Servicer, the Residual Holder or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Trust's execution and delivery of this Indenture and the issuance of the Notes. The Trust shall not be under any liability to the Indenture Trustee, the Noteholders, First Sierra, the Servicer, the Residual Holder or any other Person for any action taken or for refraining from the taking of any action in its capacity as Trust pursuant to this Indenture whether arising from express or implied duties under this Indenture; provided, however, that this provision shall not protect the Trust against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, misrepresentation or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trust may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder.

         Section 6.03 Indemnity for Liability Claims. (a) The Residual Holder on behalf of the Trust shall be deemed to have agreed to indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Owner Trustee (which shall include any of its directors, employees, officers and agents), the Noteholders and the Note Insurer against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 5.01 of the Servicing Agreement; provided, however, that such amounts shall be payable solely from amounts payable to the Residual Holder pursuant to Section 3.04(b)(xviii) hereof.

         Section 6.04 Liabilities. Notwithstanding any provision of this Indenture, by entering into this Indenture, the Trust and the Residual Holder agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those losses incurred by a Class A Noteholder, a Class B-1 Noteholder, a Class B-2 Noteholder or a Class B-3 Noteholder in the capacity of an investor in the Class A Notes, the Class B-1 Notes, the Class B-2 Notes or the Class B-3 Notes) imposed on or asserted against the Trust or otherwise arising out of or based on the arrangements created by this Indenture (to the extent of the Trust assets remaining after the Class A Noteholders, the Subordinate Noteholders and the Note Insurer have been paid in full are insufficient to pay such losses, claims, damages or liabilities).

         Section 6.05 [Reserved.]

         Section 6.06 Annual Statement as to Compliance. The Servicer on behalf of the Trust will deliver to the Indenture Trustee and the Note Insurer, within 90 days after the end of each fiscal year of the Trust (commencing with the fiscal year ended December 31, 1998), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                  (i) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 6.07 Payment of Principal and Interest. The Trust will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the

Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Trust to such Noteholder for all purposes of this Indenture.

         Section 6.08 Maintenance of Office or Agency. The Trust will maintain in New York, New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Trust hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Trust will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Trust shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Trust hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 6.09 Money for Payments to be Held in Trust. On or before each Payment Date, the Trust shall deposit or cause to be deposited in the Collection Account, but only from the sources described herein, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the paying agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Trust will cause each paying agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Note Insurer an instrument in which such paying agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as paying agent, it hereby so agrees), subject to the provisions of this Section, that such paying agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee notice of any default by the Trust (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

                  (iv) immediately resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any paying agent to pay to the Indenture Trustee all sums held in trust by such paying agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such paying agent; and upon such a payment by any paying agent to the Indenture Trustee, such paying agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any paying agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust with the written consent and direction of the Note Insurer and shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Indenture Trustee or such paying agent with respect to such trust money shall thereupon cease; provided, however, that, if such money or any portion thereof had been previously deposited by the Note Insurer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Note Insurer, such amounts shall be paid promptly to the Note Insurer upon receipt of a written request by the Note Insurer to such effect; and provided, further, that the Indenture Trustee or such paying agent, before being required to make any such repayment, shall at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust. The Indenture Trustee shall also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any paying agent, at the last address of record for each such Holder).

         Section 6.10 Existence. Except as otherwise permitted by the provisions of Section 6.13, the Owner Trustee, on behalf of the Trust, will keep in full effect the Trust's existence, rights and franchises as a common law trust under the laws of the State of Delaware (unless the Trust becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Owner Trustee or a successor Owner Trustee, on behalf of the Trust, will keep in full effect the Trust's existence, rights and franchises under the laws of such other jurisdiction) and the Servicer, on behalf of the Trust, will obtain and preserve the Trust's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Pledged Property.

         Section 6.11 Protection of Trust Property. The Trust intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee, the Note Insurer and the Noteholders, as their interests appear herein, to be prior to all other liens in respect of the Trust Property, and the Trust shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, a first lien on and a first priority, perfected security interest in the Trust Property. The Trust will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) grant more effectively all or any portion of the Trust Property;

                  (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, created by this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

                  (iv) enforce any of the Pledged Property;

                  (v) preserve and defend title to the Trust Property and the rights of the Indenture Trustee in such Trust Property against the claims of all persons and parties; and

                  (vi) pay all taxes or assessments levied or assessed upon the Trust Property when due.

The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee or the Note Insurer pursuant to this Section 6.11.

         Section 6.12 Performance of Obligations; Servicing of Receivables. (a) The Trust will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or any other instrument or agreement.

         (b) The Trust may contract with other Persons acceptable to the Note Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer's Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Servicer to substantially perform the Trust's duties under this Indenture, and in such regard, the

Trust may rely upon information provided by the Servicer in connection with any Officer's Certificates of the Trust to be provided pursuant to this Indenture and any other action to be take by the Trust pursuant to this Indenture.

         (c) The Trust will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Trust Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

         (d) If a Responsible Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Servicing Agreement, the Trust shall promptly notify the Indenture Trustee, the
Note Insurer and the Rating Agencies in writing thereof, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Contracts, the Trust shall take all reasonable steps available to it to remedy such failure.

         Section 6.13 Negative Covenants. So long as any Notes are Outstanding, the Trust shall not:

                  (i) except as expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, including those included in the Trust Property, unless directed to do so by the Note Insurer;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Property; or

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on Equipment and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Property or (D) amend, modify or fail to comply with the provisions of the Transaction Documents without the prior written consent of the Note Insurer;

         Section 6.14 Trust May Consolidate, Etc. Only on Certain Terms. (a) The Trust shall not consolidate or merge with or into any other Person, unless

                  (i) the Person (if other than the Trust) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Trust to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

                  (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the
         Note Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Note Insurer or any Noteholder;

                  (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (v) the Trust shall have delivered to the Indenture Trustee and the Note Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

                  (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any class of Notes; and

                  (vii) the Note Insurer has given its prior written consent.

         (b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Property, to any Person, unless

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Trust the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Trust to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

                  (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the
         Note Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Note Insurer or any Noteholder;

                  (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (v) the Trust shall have delivered to the Indenture Trustee and the Note Insurer an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

                  (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any class of Notes; and

                  (vii) the Note Insurer has given its prior written consent.

         Section 6.15 Successor or Transferee. (a) Upon any consolidation or merger of the Trust in accordance with Section 6.14, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such Person had been named as the Trust herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Trust pursuant to Section 6.14(b), the Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Trust with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Note Insurer stating that the Trust is to be so released.

         Section 6.16 No Other Business. The Trust shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

         Section 6.17 No Borrowing. The Trust shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Note Insurer and (iii) any other Indebtedness permitted by or arising under the Transaction Documents. The proceeds of the Notes shall be used exclusively to fund the Trust's purchase of the Contracts and the other assets constituting the Pledged Property and to pay the Trust's organizational, transactional and start-up expenses.

         Section 6.18 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Servicing Agreement or this Indenture, the Trust shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 6.19 Capital Expenditures. The Trust shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personal).

         Section 6.20 Compliance with Laws. The Trust shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any other Transaction Document.

         Section 6.21 Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, the Trust will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the other Transaction Documents.


                                  ARTICLE VII.

                              THE INDENTURE TRUSTEE

         Section 7.01 Duties of Indenture Trustee. (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform as to form to the requirements of this Indenture. No acceptance of, or reliance on, any such item by the Indenture Trustee shall constitute a representation by the Indenture Trustee of the enforceability or sufficiency of such item.

         (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture; the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and, if specifically required to be furnished pursuant to any provision of this Indenture, conforming to the requirements of this Indenture;

                  (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

                  (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, pursuant to the direction of the Notes evidencing Percentage Interests in the related Class of not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Indenture Trustee, under this Indenture;

                  (iv) The Indenture Trustee shall not be charged with knowledge of any Event of Servicing Termination, any Event of Default or Restricting Event unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or event or the Indenture Trustee receives written notice of such failure or event from the Servicer, the Trust, the Note Insurer or any Noteholder; and

                  (v) The Indenture Trustee shall have no duty to monitor the performance of the Servicer (as custodian or otherwise), nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Trust with statutory or regulatory requirements related to the Contracts or the related Equipment. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or related Equipment or the validity or sufficiency of any assignment of the Contracts to the Trust or the Indenture Trustee. The Indenture Trustee shall have no obligation or liability in respect of the maintenance of casualty or liability insurance in connection with the Contracts or the related Equipment.

         (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture or the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

         (e) On each Determination Date, the Indenture Trustee shall give notice, by facsimile, to a Servicing Officer of the Servicer and the Note Insurer if the total amount then on deposit in the Collection Account is less than the amount indicated in the Monthly Statement.

         (f) The Indenture Trustee shall promptly notify the Note Insurer upon obtaining actual knowledge or receipt of written notice by a Responsible Officer of the Indenture Trustee of: (a) any proposed change herein or supplement hereto; (b) the occurrence of any Event of Default, Event of Servicing Termination or Restricting Event actually known to a Responsible Officer of the Indenture Trustee; (c) any proposed change of the Indenture Trustee hereunder;
(d) any matter to be put to the Noteholders for election hereunder; (e) any proposed exercise by the Noteholders of any option, vote, right, power or the like hereunder; and (f) any other matter, notice of which is required hereunder to be given to any of the Noteholders or to the Indenture Trustee.

         Section 7.02 Eligible Investments. The Servicer shall direct the Indenture Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Indenture Trustee executed by a Servicing Officer, any cash amounts deposited in the Collection Account pursuant to the terms of this Indenture or the Servicing Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment (i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and
(ii) shall not be sold or disposed of prior to its maturity. The Indenture Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 7.02. The Indenture Trustee shall have no obligation to initiate any investments in the absence of such written direction.

         Section 7.03 Indenture Trustee's Assignment of Contracts. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Defaulted Contract the Servicer or its assigns reasonably anticipates, that the Servicer or its assigns may not or will not be able to enforce a Contract on the ground that neither the Servicer nor its assigns are a real party in interest or a holder entitled to enforce the Contract, then the Indenture Trustee shall, at the Servicer's or its assigns' expense, take such steps as the Indenture Trustee deems necessary to enforce the Contract, including (i) bringing suit in the Indenture Trustee's name or the names of the Noteholders and the Note Insurer and (ii) executing and delivering all such instruments or documents as shall be required to transfer title to a Contract to the Servicer or its assigns or otherwise enforce such Contract.

         Section 7.04 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 7.01:

                  (i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Indenture Trustee may consult with counsel and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

                  (iii) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture unless such Noteholders shall have offered to the Indenture Trustee such security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Indenture Trustee; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (that has not been cured), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

                  (iv) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (v) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or the Holders of Notes of any Class evidencing Percentage Interests of not less than 25% of such Class; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the requesting party or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

                  (vi) The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Indenture Trustee shall not be responsible for the misconduct, negligence or for the supervision of any of the Indenture Trustee's agents or attorneys appointed with due care by the Indenture Trustee hereunder or that of First Sierra, the Servicer or the Trust.

         Section 7.05 Indenture Trustee Not Liable for Notes or Contracts. The Notes do not represent an obligation issued by the Indenture Trustee or any Affiliate thereof. The promise to pay the Notes according to their terms and the terms of this Indenture set forth in the Notes and in Section 2.05 hereof provides recourse to the Pledged Property and the Note Insurance Policy only. The Indenture Trustee does not assume any responsibility for the accuracy of the statements herein or in the Notes (other than as set forth in Section 7.17 and the certificate of authentication on the Notes). The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Contract or related document. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Contract, to the perfection or priority thereof, or to the efficacy of the Trust or any portion thereof to pay any Note, the existence or validity of any Contract, the validity of the assignment of any Contract or the related Pledged Property to the Trust or of any intervening assignment, the review of any Contract, any Contract File or the Computer Tape (it being understood that neither the Indenture Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Trust), the completeness of any Contract File, the receipt by it or its custodian of any Contract, the performance or enforcement of any Contract, subject to Section 4.01 of the Servicing Agreement, the compliance by the Trust with any covenant or the breach by First Sierra or the Trust of any warranty or representation made under the Servicing Agreement, the Receivables Transfer Agreement or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account (except to the extent that the Indenture Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer, or any Obligor, any action of the Servicer taken in the name of the Indenture Trustee, any action by the Indenture Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Indenture, the Notes or any Contract or assignment thereof against Bankers Trust Company in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own gross negligence or willful misconduct. The Indenture Trustee shall not be accountable for the use or application by First Sierra or the Trust of any of the Notes or of the proceeds of such Notes or for the use or application of any funds paid to the Servicer in respect of the Contracts.

         Section 7.06 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledge of Notes with the same rights as it would have if it were not Indenture Trustee, subject to the definition of the term "Noteholder" in Annex A hereto.

         Section 7.07 Indenture Trustee's Fees and Expenses. (a) The Servicer on behalf of the Residual Holder agrees:

                  (i) to pay to the Indenture Trustee, pursuant to Section 3.04(b)(v), as applicable, on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust); provided, however, that to the extent payment of any such Indenture Trustee Fees from the Collection Account would result in an Available Funds Shortfall, such Indenture Trustee Fees in an amount equal to the amount of the Available Funds Shortfall shall instead be paid directly by First Sierra to the Indenture Trustee;

                  (ii) except to the extent otherwise expressly provided herein, to reimburse the Indenture Trustee, pursuant to Section 3.04(b)(vi), as applicable, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; provided, however, that for purposes of this clause (ii), such expenses, disbursements and advances shall be limited to an aggregate amount of $75,000; provided, further, however, that to the extent payment of any such Indenture Trustee Expenses from the Collection Account would result in an Available Funds Shortfall, such Indenture Trustee Expenses in an amount equal to the amount of the Available Funds Shortfall shall instead be paid directly by First Sierra to the Indenture Trustee; and

                  (iii) to reimburse the Indenture Trustee, pursuant to Section 3.04(b)(xvi), as applicable, for all reasonable expenses, disbursements and advances that would have been paid pursuant to Section 7.07(a)(ii) but for the $75,000 limitation.

         (b) The Servicer's obligations under this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee. The Indenture Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

         (c) Subject to Section 7.10 hereof, the failure by the Servicer to pay to the Indenture Trustee any compensation or other expenses shall not relieve the Indenture Trustee of its obligations hereunder.

         (d) In the event the Indenture Trustee performs services or incurs expenses in the context of a proceeding described in Sections 6.01(a)(iv), 6.01(a)(v) or 6.01(a)(vii) of the Servicing Agreement, the fees for such services and such expenses shall be considered expenses of administration for the purposes of any bankruptcy laws or laws relating to creditors rights generally.

         Section 7.08 Eligibility Requirements for Indenture Trustee. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee hereunder shall at all times be a corporation acceptable to the Note Insurer having its principal office in a State, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority; provided, however, that no entity shall qualify as Indenture Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Offered Notes or the Subordinate Notes by the Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Indenture Trustee's deposit ratings shall be at least "investment grade" by the Rating Agencies. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.09 hereof. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 7.09 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss.311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 7.10 Resignation or Removal of Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Trust, the Note Insurer and each Noteholder which resignation will not become effective until such time as a successor Indenture Trustee has been appointed in accordance with the provisions of this Section 7.10. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Indenture Trustee acceptable to the
Note Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         (a) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 hereof and shall fail to resign after written request therefor by the Servicer, the Note Insurer, the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of such Class, or, if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its



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

property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may, with the consent of the Note Insurer, and shall, at the direction of (i) the Note Insurer or (ii) the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of the related Class, with the consent of the Note Insurer, remove the Indenture Trustee. Notwithstanding anything in this Indenture to the contrary, the Note Insurer shall have the right to remove the Indenture Trustee for "cause." For purposes of this section, "cause" shall mean (i) the gross negligence or willful misconduct of the Indenture Trustee in the performance of its duties under this Indenture or the Insurance Agreement or (ii) the failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement; provided, however, the Note Insurer may not remove the Indenture Trustee for "cause" pursuant to clause (ii) of the immediately preceding sentence unless it has (A) consulted with the Indenture Trustee in good faith and provided notice to the Indenture Trustee regarding any actions or omissions of the Indenture Trustee under this Indenture or the Insurance Agreement which the Note Insurer believes constitutes a failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement and (B) provided the Indenture Trustee with the opportunity to remedy such failure or unwillingness within 10 Business Days (or such longer period to which the Note Insurer may reasonably consent) following the receipt by the Indenture Trustee of written notice thereof. In the event that the Indenture Trustee is removed by the Note Insurer pursuant to this Section, the removal and substitution procedures set forth in this Section 7.10 and Section 7.11 hereof shall be followed. If the Servicer, the Note Insurer or Noteholders remove the Indenture Trustee, the Servicer, the Note Insurer or such Noteholders shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

         (b) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.11 hereof. Notice of the resignation or removal of the Indenture Trustee shall be given in writing to the Rating Agencies by the Servicer. In the event no successor Indenture Trustee has been appointed within 30 days of the resignation or removal of the Indenture Trustee, the Indenture Trustee, the Note Insurer or the Majority Holders of the Notes may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.

         Section 7.11 Successor Indenture Trustee. (a) Any successor Indenture Trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Servicer, the Trust and predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents and statements held by it hereunder. The Servicer, the Trust and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations. The predecessor Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee hereunder.

         (b) No successor Indenture Trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Indenture Trustee shall be acceptable to the Note Insurer and eligible as the Indenture Trustee under the provisions of Section 7.08 hereof, and as a successor Servicer under the provisions of Section 6.02 of the Servicing Agreement.

         (c) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.11, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to the Note Insurer and all Noteholders at their addresses as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by such successor Indenture Trustee, then the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 7.12 Merger or Consolidation of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.13 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Indenture Trustee shall, with the consent of, or at the written direction of, the Note Insurer, execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, and the Note Insurer such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Servicer, the Trust and the Indenture Trustee may consider necessary or desirable; provided, however, that if there is a conflict between the Trust, the Indenture Trustee and the Note Insurer regarding the appointment of a co-Indenture Trustee or separate Indenture Trustee, the Note Insurer shall prevail. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee and Trust, acting jointly, shall have the power to make such appointment; provided, however, that if the Trust shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 7.08 hereof, and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 7.12 hereof.

         (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or as successor to the Servicer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee but solely at the direction of the Indenture Trustee;

                  (ii) No separate Indenture Trustee or co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other separate Indenture Trustee or co-Indenture Trustee hereunder; and

                  (iii) The Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article VII. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Servicer and the Trust.

         (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor separate Indenture Trustee or successor co-Indenture Trustee.

         (e) The Servicer shall be responsible for the payment of any fees or expenses of any separate Indenture Trustee or co-Indenture Trustee.

         Section 7.14 Indenture Trustee May Enforce Claims Without Possession of Note. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

         Section 7.15 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer under the Servicing Agreement or under this Indenture shall occur and be continuing, the Indenture Trustee, in its discretion, may, subject to the provisions of 6.04 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee, the Noteholders and the Note Insurer.

         Section 7.16 Undertaking for Costs. All parties to this Indenture agree (and each holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or the Note Insurer, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the then outstanding principal balance of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the stated maturity as applicable.

         Section 7.17 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants for the benefit of the Noteholders and the Note Insurer that:

         (a) Organization and Good Standing. The Indenture Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the state of New York.

         (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture, and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

         (c) Binding Obligations. This Indenture, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

         Section 7.18 Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Owner Trustee for signature at least five days before such returns are due to be filed. The Indenture Trustee, upon request, will furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Indenture Trustee or the Owner Trustee in their respective individual capacities be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).


                                  ARTICLE VIII.

                           EVENTS OF DEFAULT; REMEDIES

         Section 8.01 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made under the terms of such Notes or this Indenture on each monthly Payment Date when such amount is due and payable; and

         (b) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders (x) on any Payment Date, an amount equal to the principal due on the Outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class B-1 Maturity

Date, the Class B-2 Maturity Date or the Class B-3 Maturity Date, as the case may be, any remaining principal owed on the Outstanding Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B-1 Notes, Class B-2 Notes or Class B-3 Notes, as the case may be.

         Section 8.02 Acceleration of Maturity, Rescission and Annulment. (a) If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee, at the written direction of the Controlling Parties, shall declare the principal of all of the Notes to be immediately due and payable, by a notice in writing to the Servicer, and upon any such declaration such principal (together with all accrued and previously unpaid interest) shall become immediately due and payable. The Indenture Trustee shall give notice to each Noteholder, the Note Insurer and the Rating Agencies of such declaration.

         (b) At any time, after such a declaration of acceleration has been made, but before any sale of the Pledged Property has been made or a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VIII provided, the Controlling Parties, by written notice to the Servicer and the Indenture Trustee, may rescind and annul such declaration and its consequence if monies have been paid or deposited with the Indenture Trustee in a sum sufficient to pay:

                  (i) all overdue installments of interest on all Class A Notes and the Subordinate Notes;

                  (ii) the principal of any of the Class A Notes or the Subordinate Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the applicable Note Rate;

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class A Notes and the Subordinate Notes at the rate specified therefor in the applicable Notes; and

                  (iv) all sums paid or advanced, together with interest thereon, by the Indenture Trustee, or the Note Insurer hereunder or under the Insurance Agreement or the Note Insurance Policy and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer and their respective agents and counsel.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subsequent to any such declaration of acceleration and so long as such declaration and its consequences has not been rescinded and annulled, prior to the exercise by the Indenture Trustee of the remedies set forth in Section 8.03(b) or (c) hereof, the Indenture Trustee shall give the Noteholders and the
Note Insurer ten days notice of its intention to take such actions.

         Section 8.03 Remedies. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, at the written direction of the Controlling Parties, may do one or more of the following:

         (b) institute, in its own name and as Indenture Trustee, Proceedings for the collection of the entire amount of principal and interest remaining unpaid on the Notes, or under this Indenture in respect of the Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Pledged Property securing the Notes the monies adjudged due;

         (c) sell the Pledged Property or any portion thereof or rights or interest therein, at one or more sales called and conducted in any manner permitted by law;

         (d) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Property securing the Notes; or

         (e) exercise any remedies of a secured party under the UCC or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Note Insurer or the Noteholders hereunder.

         Section 8.04 Notice of Event of Default. Within two Business Days after a Responsible Officer obtaining actual knowledge of the occurrence of any Event of Default, the Indenture Trustee shall transmit, by certified mail return receipt requested, hand delivery or overnight courier, to all Noteholders, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

         Section 8.05 Exercise of Power by Indenture Trustee In case an Event of Default has occurred and is continuing to the actual knowledge of a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         Section 8.06 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, reorganization, arrangement, adjustment, composition or other judicial Proceeding, relating to the Trust or any other obligor upon the Notes or the property of the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of any class of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such proceeding or otherwise:

         (a) to file and prove a claim for all amounts owing and unpaid in respect of the Notes and to file such other papers or documents and take such other action including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer (including, in each case, any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer, and their respective agents and counsel) and the Noteholders allowed in such judicial Proceeding;

         (b) to petition for lifting of the automatic stay and thereupon to foreclose upon the Pledged Property as elsewhere provided herein; and

         (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Note Insurer or the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or to consent or accept or adopt on behalf of the Note Insurer or any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting, the Note Insurer, the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of the Note Insurer or any Noteholder in any such Proceeding.

         Section 8.07 Allocation of Money Collected. If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Notes pursuant to this Article (and any funds then held or thereafter received by the Indenture Trustee) shall be applied in the following order, at the date or dates fixed by the Indenture
Trustee:

                  First: To the payment of all amounts due the Indenture Trustee under Section 7.07 hereof;

                  Second: To the payment of all Premium Amounts due and payable to the Note Insurer;

                  Third: To the payment of Class A-1 Note Interest to the Class A-1 Noteholders, Class A-2 Note Interest to the Class A-2 Noteholders, Class A-3 Note Interest to the Class A-3 Noteholders and Class A-4 Note Interest to the Class A-4 Noteholders, pari passu;

                  Fourth: To the payment of the Class B-1 Note Interest to the Class B-1 Noteholders;

                  Fifth: To the payment of Class B-2 Note Interest to the Class B-2 Noteholders;

                  Sixth: To the payment of Class B-3 Note Interest to the Class B-3 Noteholders;

                  Seventh: To the payment of the outstanding Class A Note Principal Balance to the Class A Noteholders (in the sequential-pay fashion described in Section 3.04(b)(xi) hereof);

                  Eighth: To the payment of all Reimbursement Amounts, if any, to the Note Insurer;

                  Ninth: To the payment of the outstanding Class B-1 Note Principal Balance to the Class B-1 Noteholders;

                  Tenth: To the payment of the outstanding Class B-2 Note Principal Balance to the Class B-2 Noteholders;

                  Eleventh: To the payment of the outstanding Class B-3 Note Principal Balance to the Class B-3 Noteholders;

                  Twelfth: To the payment of all reasonable costs and expenses incurred by any Noteholder in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind; and

                  Thirteenth: To the payment of any surplus to or at the written direction of the Residual Holder.

         Section 8.08 Waiver of Events of Default. (a) The Note Insurer or the holders of 66-2/3% of the then outstanding principal balance of the Notes (with the prior written consent of the Note Insurer) may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

                  (i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

                  (ii) in respect of a covenant or provision hereof which under
         Article XI cannot be modified or amended without the consent of the Holder of each Note outstanding affected (which only may be waived by the Holders of all Notes outstanding affected).

         (b) A copy of each waiver pursuant to Section 8.08(a) shall be furnished by First Sierra to the Indenture Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         Section 8.09 Limitation On Suits. No Holder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the Controlling Parties shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Controlling Parties; and

         (f) the Note Insurer has given its prior written consent;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or the Note Insurer or to enforce any right under this Indenture, except in the manner herein provided.

         Section 8.10 Unconditional Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the terms of this Indenture (including, without limitation, the limitation on such payments to the extent of Available Funds on each Payment Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

         Section 8.11 Restoration of Rights and Remedies. If the Indenture Trustee, the Note Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy in accordance with the terms of this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adverse to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case, the Indenture Trustee, the Note Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies hereunder shall continue as though no such Proceeding has been instituted.

         Section 8.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 8.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Note Insurer or the Noteholders, or any of them, may be exercised from time to time, as often as may be deemed expedient, by the Indenture Trustee, the

Note Insurer or the Noteholders, subject however to the right of the Note Insurer to control any such right and remedy.

         Section 8.14 Control by Controlling Parties. The Controlling Parties shall have the right to direct in writing the decision whether to conduct, and the time, method and place of conducting, any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

         (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Holders not consenting.

         Section 8.15 Sale of Pledged Property. (a) The power to effect any sale pursuant to Section 8.03 hereof shall not be exhausted by any one or more sales as to any portion of the Pledged Property remaining unsold, but shall continue unimpaired until the entire Pledged Property securing the Notes shall have been sold or all amounts payable under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. To the extent permitted by law, the Indenture Trustee shall not sell the Pledged Property without the prior written consent of the Note Insurer.

         (b) The Note Insurer and any Noteholder may bid for and acquire any portion of the Pledged Property securing the Notes in connection with any sale thereof.

         (c) Each of the parties hereby covenants and agrees that a sale of the entirety of the Contracts and the Equipment by a public sale held not less than ten days after notice thereof is commercially reasonable.

         (d) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, provided to it by the Servicer, transferring its interest in any portion of the Pledged Property in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Trust to transfer and convey its interest in any portion of the Pledged Property in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 8.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Trust or the

Depositor or by the levy of any execution under such judgment upon any portion of the Pledged Property or upon any of the assets of the Trust or the Depositor.


                                   ARTICLE IX.

                                   TERMINATION

         Section 9.01 Termination of Obligations and Responsibilities. The respective obligations and responsibilities of First Sierra, the Servicer, the Indenture Trustee and the Trust created hereby shall terminate (i) at the option of the Residual Holder, at any time which is 123 days after the payment to Noteholders of all amounts required to be paid to them pursuant to this Indenture, reducing the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance to zero or (ii) after the 120th day following the Class A-4 Maturity Date; provided that all amounts then owing to the Note Insurer and the Indenture Trustee pursuant to the Transaction Documents have been paid to such parties; and provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Indenture of Joseph P. Kennedy, late Ambassador to the Court of St. James. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of First Sierra and the Servicer hereunder and under the Servicing Agreement shall survive the termination of the Trust and of this Indenture. Upon termination of the Trust, the Indenture Trustee shall release any remaining Trust Property to the Residual Holder but not if the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance have not been reduced to zero or any amounts are owing to the
Note Insurer or the Indenture Trustee.

         Section 9.02 Optional Redemption of Notes; Final Disposition of Funds.
(a) On any Payment Date following any Calculation Date on which the Aggregate Discounted Contract Principal Balance is less than ten percent (10%) of the Aggregate Discounted Contract Principal Balance as of the Closing Date, the Residual Holder shall have the option to redeem the Notes in whole by depositing or causing to be deposited into the Collection Account the greater of (x) the sum of (1) the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance and (2) the Class A Note Interest, the Class B-1 Note Interest, the Class B-2 Note Interest and the Class B-3 Note Interest and (y) the Repurchase Amount for each Contract that was not a Defaulted Contract as of the close of business on the second preceding Collection Period, by two Business Days prior to such Payment Date; it being understood that in the event the purchase price paid is equal to the amount in clause (y) above, any Defaulted Contracts and any related recoveries shall remain property of the Trust. In the event that the Residual Holder elects to redeem the Notes in accordance with this Section 9.02(a), the Residual Holder shall be required to notify the Indenture Trustee in writing by no later than two (2) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 9.02(c).

         (b) On any Payment Date following any Calculation Date on which the Aggregate Discounted Contract Principal Balance of the Contracts identified in
Exhibit I to this Indenture is less than fifteen percent (15%) of the Aggregate Discounted Contract Principal Balance for such

Contracts as of the Closing Date, the Residual Holder may redeem the Notes in part by depositing or causing to be deposited into the Collection Account the Repurchase Amount for each such Contract that was not a Defaulted Contract as of the close of business on the second preceding Collection Period by two Business Days prior to such Payment Date; it being understood that such Defaulted Contracts and any related recoveries shall remain property of the Trust. In the event that the Residual Holder elects to redeem the Notes in part in accordance with this Section 9.02(b), the Residual Holder shall be required to notify the Indenture Trustee in writing by no later than two (2) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 9.02(d).

         (c) Notice of any termination pursuant to Section 9.02(a) shall be given promptly by the Indenture Trustee, by letter to the Note Insurer and Noteholders mailed not later than the 10th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Notes will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Class A Notes and the Subordinate Notes on such final Payment Date and (iv) the address for presentation of the Notes for final payment. On such final Payment Date, the Indenture Trustee shall cause to be distributed the amounts otherwise distributable on such Payment Date pursuant to Section 3.04 hereof, taking into account the purchase pursuant to Section 9.02(a). After such Payment Date, interest on the Class A and Subordinate Notes shall cease to accrue.

         (d) Notice of any partial redemption pursuant to Section 9.02(b) shall be given promptly by the Indenture Trustee, by letter to the Note Insurer and to the Noteholders mailed not later than two days prior to the related Payment Date specifying the scheduled amount of the additional payment that will be included in the distributions pursuant to Section 3.04 hereof as a result of the purchase pursuant to Section 9.02(b).

         (e) The final payment on any Note shall only be made upon the presentation of such Note to the Indenture Trustee at the office specified in the notice described in Section 9.02(b) above.

         (f) In the event that any amount due to any Noteholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within two years after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Indenture Trustee upon written direction from the Servicer shall transfer such funds and shall be discharged of any responsibility for such funds and, the Noteholders shall look to the Servicer for payment.


                                   ARTICLE X.

                         Noteholders' Lists and Reports

         Section 10.01 Trust To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Trust will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last

Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Trust shall furnish to the Note Insurer or the Trust in writing upon their written request and at such other times as the Note Insurer or the Trust may request a copy of the list of Noteholders.

         Section 10.02 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         Section 10.03 Reports by Trust. (a) The Trust shall:

                  (i) file with the Indenture Trustee, within 15 days after the Trust is required to file the same with the Commission, copies of the annual reports and copies of the information documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to
         Section 13 or 15(d) of the Exchange Act;

                  (i) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (ii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Trust pursuant to clauses (i) and (ii) of this Section 10.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end as of December 31 of each year for purposes of this section.

         Section 10.04 Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each August 31, beginning with August 31, 1999, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Trust shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

         Section 10.05 Compliance Certificates and Opinions, etc. Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee and the Note Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.


                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Amendment. (a) This Indenture may be amended from time to time by the Trust, the Servicer, the Originator and the Indenture Trustee, without the consent of any of the Noteholders but with the consent of the Note Insurer, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee adversely affect in any respect the interests of any Noteholder.

         (b) This Indenture may also be amended from time to time by the Trust, the Servicer, the Originator and the Indenture Trustee with the consent of the
Note Insurer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding.

         (c) Prior to the effectiveness of any amendment under Section 11.01(a) or (b), the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

         (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder, the Note Insurer and the Rating Agencies.

         (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under Section 11.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (f) The Indenture Trustee and the Note Insurer shall be entitled to receive an Officer's Certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

         Section 11.02 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article XI shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the TIA.

         Section 11.03 Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) It is understood and intended, and expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of the Notes, to obtain or seek to obtain priority over or preference to any other Holder of the same class of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders of the same class. For the protection and enforcement of the provisions of this Section 11.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 Counterparts. For the purpose of facilitating the execution of this Indenture and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 11.05 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

         Section 11.06 Notices. All demands, notices, instructions, directions and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at 600 Travis Street, Suite 7050, Houston, Texas 77002,
Attention: Sandy Ho, telephone (713) 221-8822, telecopy (713) 221-1818, (b) in the case of the Trust, First Union Trust Company, National Association, at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration, telephone (302) 888-7539, telecopy
(302) 888-7544, (c) in the case of the Indenture Trustee, at Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group Structured Finance Team, telephone 212-250-4237, telecopy 212-250-6439,
(d) in the case of S&P, at 26 Broadway, 15th Floor, New York, NY 10004,
Attention: Asset Backed Surveillance, telephone (212) 208-1278, telecopy (212) 208-8208, (e) in the case of Fitch, at One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance, telephone (212) 908-0500, telephone (212) 514-9879, (f) in the case of Moody's, 99 Church Street, New York, New York 10004, Attention: ABS Monitoring Group, telephone (212) 553-0300, telecopy (212) 553-3856, (g) in the case of DCR, 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention: Asset Backed Monitoring - Equipment Leases, telephone (312) 368-3160, telecopy (312) 368-2069 (h) in the case of the
Note Insurer, at 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management - SF, telephone (914) 273-4545, telecopy (914) 765-3810 and
(i) any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice.

         Section 11.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.

         Section 11.08 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 11.09 Third Party Beneficiary. The parties hereto acknowledge and agree that each of the Note Insurer is an express third party beneficiary of this Indenture.

         Section 11.10 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 of the Servicing Agreement, this Indenture may not be assigned by the Servicer except with prior written consent of the Note Insurer and the Trust and the Holders of the Notes of the applicable Class evidencing Percentage Interests of not less than 66-2/3%. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

         Section 11.11 Binding Effect. This Indenture shall inure to the benefit of, and shall be binding upon the Servicer, the Trust, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Indenture. This Indenture shall not inure to the benefit of any Person other than the Trust, the Servicer, the Indenture Trustee, the Note Insurer and the Noteholders.

         Section 11.12 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and shall continue in full force and effect until terminated pursuant to Section 9.01 hereof.

         Section 11.13 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

         Section 11.14 Exhibits. The Exhibits to this Indenture are hereby incorporated herein and made a part hereof and are an integral part of this Indenture.

         Section 11.15 Calculations. Except as otherwise provided in this Indenture, including, without limitation, with respect to the calculation of interest on the Class A-1 Notes, all interest rate calculations under this Indenture, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest

Accrual Period shall be deemed to be equal 30 day periods) and will be carried out to at least seven decimal places.

         Section 11.16 No Proceedings. The Servicer, the Originator, the Trust and the Indenture Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

         IN WITNESS WHEREOF, the Trust, the Servicer, the Originator and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, all as of the day and year first above written.


                                FIRST SIERRA EQUIPMENT CONTRACT TRUST
                                    1998-1, a common law trust acting through its trustee, FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as Issuer



                                By: /s/ Edward L. Truitt, Jr.
                                    -------------------------------------------
                                    Name:  Edward L. Truitt, Jr.
                                    Title: Vice President


                                FIRST SIERRA FINANCIAL, INC., as Servicer
                                    and as Originator


                                By: /s/ E. Roger Gebhart
                                    -------------------------------------------
                                    Name:  E. Roger Gebhart
                                    Title: Senior Vice President


                                BANKERS TRUST COMPANY, not in its individual
                                    capacity but solely as Indenture Trustee


                                By: /s/ Patricia M. F. Russo
                                    -------------------------------------------
                                    Name:  Patricia M. F. Russo
                                    Title: Vice President





                          [Signature Page to Indenture]

                                    EXHIBIT A


                 INDENTURE TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1


                  Bankers Trust Company, in its capacity as Indenture Trustee (the "Indenture Trustee") under that certain Indenture (the "Indenture"), dated as of December 1, 1998, by and among First Sierra, as Servicer and Originator, First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, as Issuer ("Issuer") and the Indenture Trustee, hereby acknowledges receipt of files with respect to each Contract on the List of Contracts.


                  The List of Contracts relating to the Issuer is attached to this Receipt.



                                      BANKERS TRUST COMPANY
                                        as Indenture Trustee



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


Dated:  December 17, 1998

                                    EXHIBIT B




                            WIRING INSTRUCTIONS FORM

                                                             _____________, 199_


Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention:  Corporate Trust and Agency Group -- Structured Finance

         Re: Equipment Contract Backed Notes, Series 1998-1, Issued by, First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee


Dear Sirs:


                  In connection with the sale of the above-captioned Notes by __________ to __________ ("Transferee") you, as Indenture Trustee with respect to the related Notes, are instructed to make all remittances to Transferee as Noteholder as of __________ , 199_ by wire transfer pursuant to the instructions set forth on Schedule 1 hereto and you are directed to send all notices to the appropriate party at the address set forth on Schedule 1 hereto. You are further instructed to treat the Transferee as the record holder for purposes of the ________ 199_ payment.


                                      [TRANSFEREE]

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------


Acknowledged

[TRANSFEROR]

By:
   -------------------------------
Title:
      ----------------------------

                                   EXHIBIT C-1

                             FORM OF CLASS A-1 NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.



                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
                5.215% EQUIPMENT CONTRACT-BACKED NOTE, CLASS A-1


                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").


                  Principal in respect of this Class A-1 Note is payable monthly as set forth herein.


                  This Class A-1 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class A-1 Notes nor the Contracts are insured by any governmental agency.


CUSIP:  33641N AH8
                                                                      Class A-1
Note                    $70,687,140 Initial Class A-1                Percentage
No. A-1                    Note Principal Balance                Interest: 100%


                  The Issuer, for value received, hereby promises to pay to CEDE & CO. the principal sum of SEVENTY MILLION SIX HUNDRED EIGHTY SEVEN THOUSAND ONE HUNDRED FORTY Dollars ($70,687,140) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 5.215% (the "Class A-1 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-1 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class A-1 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class A-1

                                     C-1-1

Notes are entitled to receive, as hereinafter set forth in this Class A-1 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class A-1 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December 1, 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class A-1 Note is one of the duly authorized Class A-1 Notes designated as "5.215% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class A-1" (the "Class A-1 Notes"). This Class A-1 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class A-1 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class A-1 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class A-1 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class A-1 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class A-1 Note Interest and (ii) the Class A Base Principal Distribution Amount. The final payment of principal and interest on this Class A-1 Note will not be later than the January, 2000 Payment Date.

                  Payments on this Class A-1 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class A-1 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class A-1 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-1 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class A-1 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class A-1 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class A-1 Notes, issue Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (together with the Class A-1 Notes, the "Class A Notes" or the "Offered Notes") and Class B-1 Notes, Class B-2 Notes and Class B-3 Notes (collectively the "Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL


                                     C-1-2

BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE SUBORDINATE NOTES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class A-1 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class A-1 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-1 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A-1 Noteholders.

                  By its acceptance of this Class A-1 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class A-1
Note is registrable in the Register upon surrender of this Class A-1 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-1 Notes of authorized denominations evidencing the same aggregate Class A-1 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  Each transferee of a beneficial interest in this Class A-1 Note shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of this Class A-1 Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  The Class A-1 Notes are issuable only as registered Class A-1 Notes without coupons in minimum denominations of $1,000 of the Initial Class A-1 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class A-1 Notes are exchangeable for new Class A-1 Notes of authorized denominations evidencing the same aggregate Class A-1 Percentage Interest, as requested by the Class A-1 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.


                                     C-1-3

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-1
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.


                                     C-1-4

IN WITNESS WHEREOF, the Issuer has caused this Class A-1 Note to be duly executed.

                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE

Dated: December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                     C-1-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class A-1 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     C-1-6

                             STATEMENT OF INSURANCE

OBLIGATIONS:            First Sierra Equipment Contract Trust 1998-1
                        $70,687,140 First Sierra Equipment Contract Backed Notes
                        Series 1998-1

                        Class A-1 Notes, 5.215% Interest Rate

                  MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the Class A-1 Notes containing the following provisions, the Policy being on file at the Corporate Trust Office of the Trustee (as defined herein).

                  The Insurer, in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A-1 Notes, unless such acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Class A-1 Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A-1 Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.



                                     C-1-7

                  The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A-1 Notes to the extent of any payment by the Insurer under the Policy.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of December 1, 1998 among First Sierra Financial, Inc. as Servicer and as Originator, First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, as Issuer, and the Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means as of any Payment Date, the Available Funds Shortfall.

                  "Insured Payment" means (i) as of any Payment Date any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each holder of a Class A-1 Note (other than the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A-1 Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A-1 Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency (Telecopy No: (212) 825-4581), or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



                                     C-1-8

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A-1 Notes.



                                                     MBIA INSURANCE CORPORATION



                                     C-1-9

                                   EXHIBIT C-2

                             FORM OF CLASS A-2 NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.



                      FIRST SIERRA EQUIPMENT CONTRACT TRUST
                5.490% EQUIPMENT CONTRACT-BACKED NOTE, CLASS A-2


                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").


                  Principal in respect of this Class A-2 Note is payable monthly as set forth herein.


                  This Class A-2 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class A-2 Notes nor the Contracts are insured by any governmental agency.


CUSIP:  33641N AJ4
                                                                       Class A-2
Note                     $53,856,869 Initial Class A-2                Percentage
No. A-2                     Note Principal Balance                Interest: 100%


                  The Issuer, for value received, hereby promises to pay to CEDE & CO. the principal sum of FIFTY THREE MILLION EIGHT HUNDRED FIFTY SIX THOUSAND EIGHT HUNDRED SIXTY NINE Dollars ($53,856,869) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 5.490% (the "Class A-2 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-2 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class A-2 Percentage Interest held by such registered Holder) of the amounts which all Holders of



                                     C-2-1
the Class A-2 Notes are entitled to receive, as hereinafter set forth in this Class A-2 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class A-2 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December 1, 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class A-2 Note is one of the duly authorized Class A-2 Notes designated as "5.490% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class A-2" (the "Class A-2 Notes"). This Class A-2 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class A-2 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class A-2 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class A-2 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class A-2 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class A-2 Note Interest and (ii) the Class A Base Principal Distribution Amount. The final payment of principal and interest on this Class A-2 Note will not be later than the April, 2001 Payment Date.

                  Payments on this Class A-2 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class A-2 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class A-2 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-2 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class A-2 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class A-2 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class A-2 Notes, issue Class A-1 Notes, Class A-3 Notes and Class A-4 Notes (together with the Class A-2 Notes, the "Class A Notes or the "Offered Notes") and Class B-1 Notes, B-2 Notes and Class B-3 Notes (collectively the Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY


                                     C-2-2

BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE SUBORDINATE NOTES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class A-2 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class A-2 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-2 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A-2 Noteholders.

                  By its acceptance of this Class A-2 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class A-2
Note is registrable in the Register upon surrender of this Class A-2 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-2 Notes of authorized denominations evidencing the same aggregate Class A-2 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  Each transferee of a beneficial interest in this Class A-2 Note shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of this Class A-2 Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  The Class A-2 Notes are issuable only as registered Class A-2 Notes without coupons in minimum denominations of $1,000 of the Initial Class A-2 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class A-2 Notes are exchangeable for new Class A-2 Notes of authorized denominations evidencing the same aggregate Class A-2 Percentage Interest, as requested by the Class A-2 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.


                                     C-2-3

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-2
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.




                                     C-2-4

                  IN WITNESS WHEREOF, the Issuer has caused this Class A-2 Note to be duly executed.


                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE
Dated: December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                     C-2-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class A-2 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     C-2-6

                             STATEMENT OF INSURANCE

OBLIGATIONS:            First Sierra Equipment Contract Trust 1998-1
                        $53,856,869 First Sierra Equipment Contract Backed Notes
                        Series 1998-1

                        Class A-2 Notes, 5.490% Interest Rate

                  MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the Class A-2 Notes containing the following provisions, the Policy being on file at the Corporate Trust Office of the Trustee (as defined herein).

                  The Insurer, in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A-2 Notes, unless such acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Class A-2 Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A-2 Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.



                                     C-2-7

                  The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A-2 Notes to the extent of any payment by the Insurer under the Policy.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of December 1, 1998 among First Sierra Financial, Inc. as Servicer and as Originator, First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, as Issuer, and the Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means as of any Payment Date, the Available Funds Shortfall.

                  "Insured Payment" means (i) as of any Payment Date any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each holder of a Class A-2 Note (other than the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A-2 Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A-2 Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency (Telecopy No: (212) 825-4581), or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



                                     C-2-8

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A-2 Notes.



                                                  MBIA INSURANCE CORPORATION




                                     C-2-9

                                   EXHIBIT C-3

                             FORM OF CLASS A-3 NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.


                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
                5.450% EQUIPMENT CONTRACT-BACKED NOTE, CLASS A-3

                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").

                  Principal in respect of this Class A-3 Note is payable monthly as set forth herein.

                  This Class A-3 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class A-3 Notes nor the Contracts are insured by any governmental agency.


CUSIP:  33641N AK1
                                                                       Class A-3
Note                     $52,510,447 Initial Class A-3                Percentage
No. A-3                     Note Principal Balance                Interest: 100%


                  The Issuer, for value received, hereby promises to pay to CEDE & CO. the principal sum of FIFTY TWO MILLION FIVE HUNDRED TEN THOUSAND FOUR HUNDRED FORTY SEVEN Dollars ($52,510,447) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 5.450% (the "Class A-3 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-3 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class A-3 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class A-3



                                     C-3-1

Notes are entitled to receive, as hereinafter set forth in this Class A-3 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class A-3 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December 1, 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class A-3 Note is one of the duly authorized Class A-3 Notes designated as "5.450% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class A-3" (the "Class A-3 Notes"). This Class A-3 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class A-3 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class A-3 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class A-3 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class A-3 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class A-3 Note Interest and (ii) the Class A Base Principal Distribution Amount. The final payment of principal and interest on this Class A-3 Note will not be later than the February, 2002 Payment Date.

                  Payments on this Class A-3 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class A-3 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class A-3 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-3 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class A-3 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class A-3 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class A-3 Notes, issue Class A-1 Notes, Class A-2 Notes and Class A-4 Notes (together with the Class A-3 Notes, the "Class A Notes" or the "Offered Notes") and Class B-1 Notes, Class B-2 Notes and Class B-3 Notes (collectively the "Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL


                                     C-3-2

BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE SUBORDINATE NOTES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class A-3 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class A-3 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-3 Note and of any Class A-3 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-3 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A-3 Noteholders.

                  By its acceptance of this Class A-3 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class A-3
Note is registrable in the Register upon surrender of this Class A-3 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-3 Notes of authorized denominations evidencing the same aggregate Class A-3 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  Each transferee of a beneficial interest in this Class A-3 Note shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of this Class A-3 Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  The Class A-3 Notes are issuable only as registered Class A-3 Notes without coupons in minimum denominations of $1,000 of the Initial Class A-3 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class A-3 Notes are exchangeable for new Class A-3 Notes of authorized denominations evidencing the same aggregate Class A-3 Percentage Interest, as requested by the Class A-3 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.


                                     C-3-3

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-3
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.




                                     C-3-4

IN WITNESS WHEREOF, the Issuer has caused this Class A-3 Note to be duly executed.

                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE

Dated: December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                     C-3-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class A-3 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     C-3-6

                             STATEMENT OF INSURANCE

OBLIGATIONS:            First Sierra Equipment Contract Trust 1998-1
                        $52,510,447 First Sierra Equipment Contract Backed Notes
                        Series 1998-1

                        Class A-3 Notes, 5.450% Interest Rate

                  MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the Class A-3 Notes containing the following provisions, the Policy being on file at the Corporate Trust Office of the Trustee (as defined herein).

                  The Insurer, in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A-3 Notes, unless such acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Class A-3 Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A-3 Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.



                                     C-3-7

                  The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A-3 Notes to the extent of any payment by the Insurer under the Policy.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of December 1, 1998 among First Sierra Financial, Inc. as Servicer and as Originator, First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, as Issuer, and the Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means as of any Payment Date, the Available Funds Shortfall.

                  "Insured Payment" means (i) as of any Payment Date any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each holder of a Class A-3 Note (other than the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A-3 Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A-3 Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency (Telecopy No: (212) 825-4581), or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



                                     C-3-8

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A-3 Notes.



                                                    MBIA INSURANCE CORPORATION




                                     C-3-9

                                   EXHIBIT C-4

                             FORM OF CLASS A-4 NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.


                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
                5.628% EQUIPMENT CONTRACT-BACKED NOTE, CLASS A-4

                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").

                  Principal in respect of this Class A-4 Note is payable monthly as set forth herein.

                  This Class A-4 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class A-4 Notes nor the Contracts are insured by any governmental agency.


CUSIP:  33641N AL9
                                                                      Class A-4
Note                   $70,687,140 Initial Class A-4                 Percentage
No. A-4                   Note Principal Balance                 Interest: 100%


                  The Issuer, for value received, hereby promises to pay to CEDE & CO. the principal sum of SEVENTY MILLION SIX HUNDRED EIGHTY SEVEN THOUSAND ONE HUNDRED FORTY Dollars ($70,687,140) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 5.628% (the "Class A-4 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A-4 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate



                                      C-4-1

Class A-4 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class A-4 Notes are entitled to receive, as hereinafter set forth in this Class A-4 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class A-4 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December 1, 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class A-4 Note is one of the duly authorized Class A-4 Notes designated as "5.628% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class A-4" (the "Class A-4 Notes"). This Class A-4 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class A-4 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class A-4 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class A-4 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class A-4 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class A-4 Note Interest and (ii) the Class A Base Principal Distribution Amount. The final payment of principal and interest on this Class A-4 Note will not be later than the August, 2004 Payment Date.

                  Payments on this Class A-4 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class A-4 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class A-4 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A-4 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class A-4 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class A-4 Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class A-4 Notes, issue Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (together with the Class A-4 Notes, the "Class A Notes" or the "Offered Notes") and Class B-1 Notes, Class B-2 Notes and Class B-3 Notes (collectively the "Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A


                                     C-4-2

SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE SUBORDINATE NOTES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class A-4 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class A-4 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A-4 Note and of any Class A-4 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-4 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A-4 Noteholders.

                  By its acceptance of this Class A-4 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class A-4
Note is registrable in the Register upon surrender of this Class A-4 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-4 Notes of authorized denominations evidencing the same aggregate Class A-4 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  Each transferee of a beneficial interest in this Class A-4 Note shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of this Class A-4 Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  The Class A-4 Notes are issuable only as registered Class A-4 Notes without coupons in minimum denominations of $1,000 of the Initial Class A-4 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class A-4 Notes are exchangeable for new Class A-4 Notes of authorized denominations evidencing the same aggregate Class A-4 Percentage Interest, as requested by the Class A-4 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.


                                     C-4-3

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class A-4
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.



                                     C-4-4

IN WITNESS WHEREOF, the Issuer has caused this Class A-4 Note to be duly executed.

                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE

Dated: December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:




                                     C-4-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class A-4 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     C-4-6

                             STATEMENT OF INSURANCE

OBLIGATIONS:            First Sierra Equipment Contract Trust 1998-1
                        $70,687,140 First Sierra Equipment Contract Backed Notes
                        Series 1998-1

                        Class A-4 Notes, 5.628% Interest Rate

                  MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the Class A-4 Notes containing the following provisions, the Policy being on file at the Corporate Trust Office of the Trustee (as defined herein).

                  The Insurer, in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A-4 Notes, unless such acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Class A-4 Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A-4 Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.



                                     C-4-7

                  The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A-4 Notes to the extent of any payment by the Insurer under the Policy.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of December 1, 1998 among First Sierra Financial, Inc. as Servicer and as Originator, First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, as Issuer, and the Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means as of any Payment Date, the Available Funds Shortfall.

                  "Insured Payment" means (i) as of any Payment Date any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each holder of a Class A-4 Note (other than the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A-4 Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A-4 Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency (Telecopy No: (212) 825-4581), or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



                                     C-4-8

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A-4 Notes.



                                                 MBIA INSURANCE CORPORATION




                                     C-4-9

                                   EXHIBIT D-1

                                 CLASS B-1 NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE INDENTURE APPLICABLE TO SUCH TRANSFER. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE TO A NONRESIDENT ALIEN INDIVIDUAL, FOREIGN CORPORATION OR OTHER NON-UNITED STATES PERSON.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.


                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
                7.340% EQUIPMENT CONTRACT-BACKED NOTE, Class B-1

                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").

                  Principal in respect of this Class B-1 Note is payable monthly as set forth herein.

                  This Class B-1 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class B-1 Notes nor the Contracts are insured by any governmental agency.


CUSIP: 33641N AM7
                                                                      Class B-1
Note                      $5,385,687 Initial Class B-1               Percentage
No. B-1                      Note Principal Balance              Interest: 100%


                  The Issuer, for value received, hereby promises to pay to Auer & Co. the principal sum of FIVE MILLION THREE HUNDRED EIGHTY FIVE THOUSAND SIX HUNDRED EIGHTY SEVEN Dollars ($5,385,687) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal



                                     D-1-1
sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 7.340% (the "Class B-1 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class B-1 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B-1 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B-1 Notes are entitled to receive, as hereinafter set forth in this Class B-1 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class B-1 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December 1, 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class B-1 Note is one of the duly authorized Class B-1 Notes designated as "7.340% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class B-1" (the "Class B-1 Notes"). This Class B-1 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class B-1 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class B-1 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class B-1 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class B-1 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to sum of (i) the Class B-1 Note Interest and
(ii) the Class B-1 Base Principal Distribution Amount. The final payment of principal and interest on this Class B-1 Note will not be later than the August, 2004 Payment Date.

                  Payments on this Class B-1 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class B-1 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class B-1 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B-1 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class B-1 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class B-1 Notes are limited in right of



                                     D-1-2
payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class B-1 Notes, issue Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (together, the "Class A Notes" or the "Offered Notes") and the Class B-2 Notes and Class B-3 Notes (collectively with the Class B-1 Notes, the "Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B-1 NOTES IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class B-1 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class B-1 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class B-1 Note and of any Class B-1 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B-1 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B-1 Noteholders.

                  By its acceptance of this Class B-1 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class B-1
Note is registrable in the Register upon surrender of this Class B-1 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B-1 Notes of authorized denominations evidencing the same aggregate Class B-1 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  The transfer of this Class B-1 Note shall not be registered unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of this Class B-1 Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  The Class B-1 Notes are issuable only as registered Class B-1 Notes without coupons in minimum denominations of $1,000 of the Initial Class B-1 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class B-1 Notes are exchangeable for new Class B-1 Notes of authorized denominations evidencing the same aggregate Class B-1 Percentage Interest, as requested by the Class B-1 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the



                                     D-1-3

Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class B-1
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.



                                     D-1-4

                  IN WITNESS WHEREOF, the Issuer has caused this Class B-1 Note to be duly executed.


                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE

Dated:  December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                     D-1-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class B-1 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     D-1-6

                                   EXHIBIT D-2

                                 CLASS B-2 NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE INDENTURE APPLICABLE TO SUCH TRANSFER. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE TO A NONRESIDENT ALIEN INDIVIDUAL, FOREIGN CORPORATION OR OTHER NON-UNITED STATES PERSON.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.


                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
                9.510% EQUIPMENT CONTRACT-BACKED NOTE, Class B-2

                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").

                  Principal in respect of this Class B-2 Note is payable monthly as set forth herein.

                  This Class B-2 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class B-2 Notes nor the Contracts are insured by any governmental agency.


CUSIP: 33641N AN5
                                                                       Class B-2
Note                     $2,692,843 Initial Class B-2                 Percentage
No. B-2                     Note Principal Balance                Interest: 100%


                  The Issuer, for value received, hereby promises to pay to Auer & Co. the principal sum of TWO MILLION SIX HUNDRED NINETY TWO THOUSAND EIGHT HUNDRED FORTY THREE Dollars ($2,692,843) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal



                                     D-2-1
sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 9.510% (the "Class B-2 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class B-2 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B-2 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B-2 Notes are entitled to receive, as hereinafter set forth in this Class B-2 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class B-2 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December 1, 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class B-2 Note is one of the duly authorized Class B-2 Notes designated as "9.510% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class B-2" (the "Class B-2 Notes"). This Class B-2 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class B-2 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class B-2 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class B-2 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class B-2 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class B-2 Note Interest and (ii) the Class B-2 Base Principal Distribution Amount. The final payment of principal and interest on this Class B-2 Note will not be later than the August, 2004 Payment Date.

                  Payments on this Class B-2 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class B-2 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class B-2 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B-2 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class B-2 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class B-2 Notes are limited in right of



                                     D-2-2
payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class B-2 Notes, issue Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (together, the "Class A Notes" or the "Offered Notes") and Class B-1 Notes and Class B-3 Notes (collectively with the Class B-2 Notes, the "Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B-2 NOTES IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES AND THE CLASS B-1 NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class B-2 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class B-2 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class B-2 Note and of any Class B-2 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B-2 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B-2 Noteholders.

                  By its acceptance of this Class B-2 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class B-2
Note is registrable in the Register upon surrender of this Class B-2 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B-2 Notes of authorized denominations evidencing the same aggregate Class B-2 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  The transfer of this Class B-2 Note shall not be registered unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of this Class B-2 Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                  The Class B-2 Notes are issuable only as registered Class B-2 Notes without coupons in minimum denominations of $1,000 of the Initial Class B-2 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class B-2 Notes are exchangeable for new Class B-2 Notes of authorized denominations evidencing the same aggregate Class B-2 Percentage Interest, as requested by the Class B-2 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the



                                     D-2-3

Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class B-2
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.



                                     D-2-4

                  IN WITNESS WHEREOF, the Issuer has caused this Class B-2 Note to be duly executed.


                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE

Dated:  December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                     D-2-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class B-2 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     D-2-6

                                   EXHIBIT D-3

                                 CLASS B-3 NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE INDENTURE APPLICABLE TO SUCH TRANSFER. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE TO A NONRESIDENT ALIEN INDIVIDUAL, FOREIGN CORPORATION OR OTHER NON-UNITED STATES PERSON.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.


                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
                6.242% EQUIPMENT CONTRACT-BACKED NOTE, CLASS B-3

                  Secured by the property of which includes a pool of equipment, the related equipment leases, loans and contracts and other property appurtenant thereto pledged to the Indenture Trustee by First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Issuer").

                  Principal in respect of this Class B-3 Note is payable monthly as set forth herein.

                  This Class B-3 Note does not represent any interest in or obligation of First Sierra Financial, Inc. ("First Sierra"), First Sierra Receivables III, Inc. (the "Depositor") or any Affiliate of First Sierra or the Depositor or First Union Trust Company, National Association. Neither the Class B-3 Notes nor the Contracts are insured by any governmental agency.


                                                                       Class B-3
Note                  $5,385,687 Initial Class B-3                    Percentage
No. B-3                  Note Principal Balance                   Interest: 100%


                  The Issuer, for value received, hereby promises to pay to FIRST SIERRA RECEIVABLES III, INC. the principal sum of FIVE MILLION EIGHTY FIVE THOUSAND SIX HUNDRED EIGHTY SEVEN Dollars ($5,385,687) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue



                                     D-3-1
installment of interest on this Note) on the 12th day of each month or, if such 12th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in January 1999, for the period commencing on and including the immediately preceding Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to 6.242% (the "Class B-3 Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class B-3 Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B-3 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B-3 Notes are entitled to receive, as hereinafter set forth in this Class B-3 Note and as more fully set forth in the Indenture dated as of December 1, 1998 among the Issuer, First Sierra, as Servicer and Originator (the "Servicer" and "Originator") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

                  The property pledged by the Owner Trustee, on behalf of the Issuer, to the Indenture Trustee as security for the Class B-3 Notes includes the Contracts, the Equipment, all Scheduled Payments, Final Scheduled Payments, Defaulted Contract Recoveries and other monies due thereunder after the close of business on December, 1 1998 (the "Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

                  This Class B-3 Note is one of the duly authorized Class B-3 Notes designated as "6.242% Equipment Contract Backed Notes of First Sierra Equipment Contract Trust 1998-1, Class B-3" (the "Class B-3 Notes"). This Class B-3 Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class B-3 Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                  This Class B-3 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class B-3 Noteholder, at its expense, upon a written request to the Servicer: 600 Travis Street, Suite 7050, Houston, Texas 77002; Attention: Sandy Ho, Chief Financial Officer.

                  Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on the 12th day of each Payment Date, to the person in whose name this Class B-3 Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class B-3 Note Interest and (ii) the Class B-3 Base Principal Distribution Amount. The final payment of principal and interest on this Class B-3 Note will not be later than the December, 2005 Payment Date.

                  Payments on this Class B-3 Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class B-3 Note or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class B-3 Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B-3 Note or the Indenture. In addition, the Holder hereof, by its acceptance of this Note, agrees to treat such Note as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat such Note as indebtedness of the Issuer for purposes of Federal, state and local income and franchise and any other income taxes.

                  The Class B-3 Notes do not represent an obligation of, or an interest in, First Union Trust Company, National Association, First Sierra or any Affiliate thereof. The Class B-3 Notes are limited in right of



                                     D-3-2
payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class B-3 Notes, issue Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (together, the "Class A Notes" or the "Offered Notes") and Class B-1 Notes and Class B-2 Notes (collectively with the Class B-3 Notes, the "Subordinate Notes") and pursuant to the Trust Agreement, the Owner Trustee shall issue the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS OF INTEREST WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS PARI PASSU WITH EACH OTHER CLASS OF CLASS A NOTES AND THE RIGHT TO RECEIVE PAYMENTS OF PRINCIPAL WITH RESPECT TO EACH CLASS OF CLASS A NOTES IS ON A SEQUENTIAL-PAY BASIS WHEREBY PRINCIPAL IS APPLIED TO REDUCE THE NOTE PRINCIPAL BALANCE OF THE CLASS A NOTES THEN OUTSTANDING AND HAVING THE LOWEST NUMERICAL DESIGNATION (E.G., FIRST TO THE CLASS A-1 NOTES) TO ZERO BEFORE ANY PRINCIPAL PAYMENT IS MADE TO THE NEXT CLASS. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B-3 NOTES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES, THE CLASS B-1 NOTES AND THE CLASS B-2 NOTES ON EACH PAYMENT DATE.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class B-3 Noteholders under the Indenture at any time by the Servicer, the Issuer and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class B-3 Note shall be conclusive and binding on such Holder and upon all future Holders of this Class B-3 Note and of any Class B-3 Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B-3 Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B-3 Noteholders.

                  By its acceptance of this Class B-3 Note, each Holder shall be deemed to have agreed that such Holder will not directly or indirectly institute, or cause to be instituted, against the Residual Holder or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                  As provided in the Indenture, the transfer of this Class B-3
Note is registrable in the Register upon surrender of this Class B-3 Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B-3 Notes of authorized denominations evidencing the same aggregate Class B-3 Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

                  The transfer of this Class B-3 Note shall not be registered unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that the tranferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan.

                  The Class B-3 Notes are issuable only as registered Class B-3 Notes without coupons in minimum denominations of $1,000 of the Initial Class B-3 Note Principal Amount. As provided in the Indenture and subject to certain limitations therein set forth, Class B-3 Notes are exchangeable for new Class B-3 Notes of authorized denominations evidencing the same aggregate Class B-3 Percentage Interest, as requested by the Class B-3 Noteholder surrendering the same.

                  Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Residual Holder will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate Class A Note Principal Balance and the



                                     D-3-3

Subordinate Note Principal Balance is less than 10% of the Initial Class A Note Principal Amount and the Initial Subordinate Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and the Subordinate Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Subordinate Noteholders on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

                  No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class B-3
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.



                                     D-3-4

                  IN WITNESS WHEREOF, the Issuer has caused this Class B-3 Note to be duly executed.


                                   FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1,
                                        A COMMON LAW TRUST ACTING THROUGH
                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, NOT IN ITS INDIVIDUAL
                                        CAPACITY BUT SOLELY AS OWNER TRUSTEE

Dated:  December 17, 1998


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                                     D-3-5

                          CERTIFICATE OF AUTHENTICATION



This is one of the Class B-3 Notes of the Series designated herein, issued under the within-mentioned Indenture.


                                      BANKERS TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     D-3-6

                                    EXHIBIT E

                        FORM OF TRANSFEREE CERTIFICATION
                                   (NON-144A)



Bankers Trust Company
Four Albany Street
New York, New York 10006

         Re: First Sierra Equipment Contract Trust 1998-1, Class [B-1][B-2][B-3] Contract-Backed Note, Series 1998-1, No. __, issued under that certain Indenture, dated as of December 1, 1998, among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, (the "Trust") and Bankers Trust Company, as indenture trustee (the "Indenture Trustee")


Dear Sirs:


                  ________________________________________ as registered holder
("Seller") intends to transfer the captioned Note to
____________________________ ("Purchaser"), for registration in the name of
___________________________.


                  1. In connection with such transfer and in accordance with
Article V of the captioned Indenture, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.


                  2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Article V of the Indenture as follows:


                           a. The Purchaser understands that the Note has not

         been registered under the 1933 Act or the securities laws of any state.


                           b. The Purchaser is acquiring the certificate for investment for its own account only and not for any other person.


                           c. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.


                           d. The Purchaser has been furnished with all information regarding the Note that it has requested from the Issuer, the Indenture Trustee or the Servicer.


                           e. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, or otherwise approached or negotiated with respect to the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Note under the 1933 Act or that would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Note.


                  3. The Purchaser warrants and represents to, and covenants with, the Servicer, the Trust and the Trustee that (i) the Purchaser is not an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, or a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and the Purchaser is not directly or indirectly purchasing the Note on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan or
(ii) with respect to any transfer of a Class B-1 Note or a Class B-2 Note, the Purchaser's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.


                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.


                  IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.




-------------------------------------       ------------------------------------
         Seller                                      Purchaser

By:                                         By:
   ----------------------------------          ---------------------------------
   Name:                                       Name:
   Title:                                      Title:
   Taxpayer Identification                     Taxpayer Identification
   No.                                         No.
      -------------------------------             ------------------------------

Date:                                       Date:
     --------------------------------            -------------------------------

                                    EXHIBIT F

                        FORM OF TRANSFEREE CERTIFICATION
                                   (144A QIB)



Bankers Trust Company
Four Albany Street
New York, New York 10006

         Re: First Sierra Equipment Contract Trust 1998-1, Class [B-1][B-2][B-3] Contract-Backed Notes, No. ___, issued under that certain Indenture, dated as of December 1, 1998, by and among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Trust") and Bankers Trust Company, as indenture trustee (the "Indenture Trustee")


Dear Sirs:


                  ________________________________________ as registered holder
("Seller") intends to transfer the captioned Note to
____________________________ ("Purchaser"), for registration in the name of
___________________________.


                  1. In connection with such transfer and in accordance with
Article V of the captioned Indenture, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security, offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.


                  2. The Purchaser warrants and represents to, and covenants with, the Trust, the Trustee and the Servicer pursuant to Article V of the Indenture as follows:


                           a. The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any state.


                           b. The Purchaser is acquiring the Note for investment for its own account only and not for any other person.


                           c. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.


                           d. The Purchaser has been furnished with all information regarding the Note that it has requested from the Issuer, the Trustee or the Servicer.


                           e. The Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act ("Rule 144") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring the Note for its own account or for the account of a qualified institutional buyer, understands that the Note may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.


                  3. The Purchaser warrants and represents to, and covenants with, the Servicer, the Trust and the Trustee that (i) the Purchaser is not an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, or a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and the Purchaser is not directly or indirectly purchasing the Note on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan or
(ii) with respect to any transfer of a Class B-1 Note or a Class B-2 Note, the Purchaser's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.


                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.


                  IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.




-------------------------------------       ------------------------------------
         Seller                                      Purchaser

By:                                         By:
   ----------------------------------          ---------------------------------
   Name:                                       Name:
   Title:                                      Title:
   Taxpayer Identification                     Taxpayer Identification
   No.                                         No.
      -------------------------------             ------------------------------

Date:                                       Date:
     --------------------------------            -------------------------------

                                             ANNEX 1 TO TRANSFEREE CERTIFICATION

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Purchasers Other Than Registered Investment Companies]


                  The undersigned hereby certifies as follows to the parties addressed in the Transferee Certificate to which this certification relates with respect to the Note described therein:


                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Purchaser.


                  2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Purchaser owned and/or invested on a discretionary basis more than $100,000,000(1) in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.


         ___ Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.


         ___ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


         ___ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


         ___ Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


         ___ Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.


         ___ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.


         ___ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

---------------
                  (1) The Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, the Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.


                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted, accounting principles and if the investments of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.


                  5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.


      ____             ___       Will the Purchaser be purchasing the Note
      Yes              No        only for the Purchaser's own account?


                  6. If the answer to the foregoing question is "no", the Purchaser agrees that, in connection with any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.


                  7. The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase.



                                      ------------------------------------------
                                      Print Name of Purchaser

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Date:

                                             ANNEX 2 TO TRANSFEREE CERTIFICATION

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Purchasers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to the parties addressed in the Transferee Certificate to which this certification relates with respect to the Note described therein:


                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Purchaser or, if the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.


                  2. In connection with purchases by Purchaser, the Purchaser is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's Family of Investment Companies, the cost of such securities was used.


         ____ The Purchaser owned $______________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


         ____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same party or because one investment adviser is a majority owned subsidiary of the other).


                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.


                  5. The Purchaser is familiar with Rule 144A and understands that the seller to it and the other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. In addition, the Purchaser will only purchase for the Purchaser's own account.

                  6. The undersigned will notify the parties addressed in the Transferee Certificate to which this certification relates of any changes in the information and conclusion herein. Until such notice, the Purchaser's purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                      ------------------------------------------
                                          Print Name of Purchaser or Adviser

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      IF AN ADVISER:


                                      ------------------------------------------
                                                Print Name of Purchaser


                                     Date:
                                          --------------------------------------

                                    EXHIBIT G

                        FORM OF TRANSFEREE CERTIFICATION
                              (INVESTMENT COMPANY)


Bankers Trust Company
Four Albany Street
New York, New York 10006

         Re: First Sierra Equipment Contract Trust 1998-1, Class [B-1][B-2][B-3] Contract-Backed Note, Series 1998-1, No. ____, issued under that certain Indenture, dated as of December 1, 1998, among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee, (the "Trust") and Bankers Trust Company, as indenture trustee (the "Indenture Trustee").


Dear Sirs:


                  _________________________________________ as registered holder
("Seller") intends to transfer the captioned Note to
_____________________________ ("Purchaser"), for registration in the name of
_____________________________.


                  1. Seller certifies to the Trustee that it is an investment company registered under the Investment Company Act of 1940, as amended.


                  Attached hereto is a true and correct copy of the Qualified Institutional Buyer's Certificate of the Purchaser. We have required no further information with respect to the Purchaser's status as "qualified institutional buyer" other than the following:


                  2. The Purchaser warrants and represents to, and covenants with, the Servicer, the Trust and the Trustee that (i) the Purchaser is not an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, or a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and the Purchaser is not directly or indirectly purchasing the Note on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Benefit Plan or
(ii) with respect to any transfer of a Class B-1 Note or a Class B-2 Note, the Purchaser's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.


                  3.  [Address for Payment / Wire Transfer Instructions].


                  IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.


-------------------------------------       ------------------------------------
         Seller                                      Purchaser

By:                                         By:
   ----------------------------------          ---------------------------------
   Name:                                       Name:
   Title:                                      Title:
   Taxpayer Identification                     Taxpayer Identification
   No.                                         No.
      -------------------------------             ------------------------------

Date:                                       Date:
     --------------------------------            -------------------------------

                                                                      Addendum 1


                                    RULE 144A
                    QUALIFIED INSTITUTIONAL BUYER CERTIFICATE


Dear Sirs:


                  In connection with our purchase(s) from or through you (or others) of privately offered debt or equity securities ("Rule 144A Eligible Securities") pursuant to Rule l44A under the Securities Act of 1933, we certify as follows:


                  1. We are a "qualified institutional buyer" as defined in Rule 144A.


                  2. As of the date set forth below, which date is subsequent to the close of our most recent fiscal year on ____________________, we beneficially owned and/or invested on a discretionary basis an amount of securities (as determined in accordance with Rule 144A) in excess of $100,000,000.


                  We represent that we will only purchase Rule 144A Eligible Securities for our own account or for the account of other qualified institutional buyers.


                  You, any issuer of Rule 144A Eligible Securities, trustee, paying or fiscal agent, and other participants in any transaction in Rule 144A Eligible Securities purchased by us may rely upon this certificate, and we will advise you promptly should we cease to be a qualified institutional buyer.


                  This certificate has been executed on our behalf by one of our executive officers.


                                     -------------------------------------------
                                                     Name of Company


                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------

                                     Date:
                                          --------------------------------------

                                    EXHIBIT H

                         FORM OF INSTRUMENT OF TRANSFER


                  THIS ASSIGNMENT dated as of the __ day of _________, ____, by and between ("Assignor") and ("Assignee"), provides:


                  That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:


                  A. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Noteholder, in, to and under that certain Indenture (the "Indenture"), dated as of December 1, 1998 among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Equipment Contract Trust 1998-1, a common law trust acting through its trustee, First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Trust") and Bankers Trust Company, as indenture trustee (the "Indenture Trustee") and that certain Class [B-1][B-2][B-3] Note, No. ____, Series 1998-1 (the "Note") issued thereunder by the Indenture Trustee.


                  B. For the purpose of inducing Assignee to purchase the Note from Assignor, Assignor warrants and represents that:


                           a. Assignor is the lawful owner of the Note with the full right to transfer the Note free from any and all claims and encumbrances whatsoever;


                           b. The Assignor has not received notice, and has no knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Indenture or the Note; and


                           c. The Assignor has no knowledge of and has not received notice of any amendments to the Indenture or the Note.


                  C. By execution hereof Assignee agrees to be bound, as Noteholder, by all of the terms, covenants and conditions of the Indenture and the Note and from and after the date hereof Assignee assumes for the benefit of each of the Trust, the Servicer, the Transferor, the Indenture Trustee and the Assignor all of Assignor's obligations as Noteholder thereunder.


                  D. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.


                  WITNESS the following signatures.



[ASSIGNOR]                                    [ASSIGNEE]

By                                            By
  ---------------------------                   --------------------------------
Its                                           Its
   --------------------------                    -------------------------------
Taxpayer                                      Taxpayer
Identification No.                            Identification No.
                  -----------                                   ----------------
                                              [Payment Address / Wire Transfer
                                               Instructions]

                                    EXHIBIT I

                          LIST OF CONTRACTS SUBJECT TO
                         OPTIONAL REDEMPTION PURSUANT TO
                        SECTION 9.02(B) OF THE INDENTURE


                       [ON FILE WITH DEWEY BALLANTINE LLP]

                             Annex A - Defined Terms

                  "Account" means any account established pursuant to Article III of the Indenture.

                  "Actual Payment" means, with respect to a Collection Period and a Contract, all Scheduled Payments, Prepayments, proceeds from any Contract subject to a Casualty Loss, Final Scheduled Payments and Defaulted Contract Recoveries received by the Servicer from or on behalf of a Obligor with respect to such Contract during such Collection Period. Actual Payments do not include Initial Unpaid Amounts, Excluded Amounts, Repurchase Amounts, Advance Payments and Servicer Advances.

                  "Advance Payment" means, with respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Discounted Contract Principal Balance" means, at any time of determination, an amount equal to the sum of the Discounted Contract Principal Balances of all Contracts.

                  "Aggregate Initial Note Principal Balance" means the aggregate of the Initial Class A Note Principal Balance, the Initial Class B-1 Note Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance.

                  "Applicable Securities" means, for so long as the Class A Note Principal Balance is greater than zero, the Class A Notes; following reduction of the Class A Note Principal Balance to zero, and for so long as the Class B-1 Note Principal Balance is greater than zero, the Class B-1 Notes; following reduction of the Class B-1 Note Principal Balance to zero, and for so long as the Class B-2 Note Principal Balance is greater than zero, the Class B-2 Notes; following reduction of the Class B-2 Note Principal Balance to zero, and for so long as the Class B-3 Note Principal Balance is greater than zero, the Class B-3 Notes; and following reduction of the Class B-3 Note Balance to zero, the Trust Certificate.

                  "Applicant" has the meaning specified in Section 5.06 of the Indenture.

                  "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee and the Note Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Distribution Amount" means, with respect to a Collection Period, the total of (a) the Available Funds with respect to the related Collection Period minus (b) the Trust Operating Expenses.

                  "Available Funds" means, with respect to a Payment Date, all amounts held in the Collection Account on the related Determination Date, after taking into account all deposits to be made on such Determination Date, plus proceeds of any Servicer Advances to be made on the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period, and any Repurchase Amounts to be deposited by the Residual Holder two Business Days prior to the Payment Date pursuant to Section
9.02 of the Indenture.

                  "Available Funds Shortfall" means an event which occurs on a Payment Date if the Class A Insured Distribution Amount for such Payment Date exceeds the Available Distribution Amount for such Payment Date.

                  "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

                  "Base Principal Amount" means, with respect to any Collection Period, an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period.

                  "Benefit Plan" has the meaning as specified in Section 5.03(f) of the Indenture.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Houston, Texas, Charlotte, North Carolina, in the city and State where the Indenture Trustee's principal corporate trust office is located, or in the city and State where the Servicer's principal office is located, are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the Servicer shall, from time to time, deliver written notice to the other parties hereto and the Note Insurer, of any differences in Business Days between the States of Texas (or any other state where the Servicer has its principal office) and New York.

                  "Calculation Date" means, with respect to a Collection Period, the close of business on the last day of such Collection Period, or if such day is not a Business Day, the immediately preceding Business Day.

                  "Casualty Loss" means, with respect to a Contract, any loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Contract, in a reduction in the number or amount of any future Scheduled Payments due thereunder or in the termination of the Obligor's obligation to make future Scheduled Payments thereunder.

                  "Certificate of Title" means, with respect to a Vehicle, the certificate of title naming the Obligor as titleholder of such Vehicle and, in each case, with a notation thereon evidencing the security interest of Bankers Trust Company, as custodian or trustee, in such Vehicle.

                  "Class" means all of the Class A-1 Notes, all of the Class A-2 Notes, all of the Class A-3 Notes, all of the Class A-4 Notes, all of the Class B-1 Notes, all of the Class B-2 Notes or all of the Class B-3 Notes, as applicable.

                  "Class A Base Principal Distribution Amount" means with respect to any Payment Date, the product of (a) the Class A Percentage and (b) the Base Principal Amount for the related Collection Period.

                  "Class A Insured Distribution Amount" means (a) with respect to any Payment Date (other than the Payment Date which is the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, or the Class A-4 Maturity Date, as applicable), the sum of (i) the sum of (A) Class A-1 Note Interest, (B) Class A-2 Note Interest, (C) Class A-3 Note Interest and (D) Class A-4 Note Interest, and (ii) the excess if any, of (A) the Class A Note Principal Balance over (B) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period and (b) with respect to the Payment Date which is a Class A Maturity Date, the sum of (i) the Class A Note Interest and (ii) the greater of (x) the amount due under clause (a)(ii) above and (y) with respect to the Class A Notes relating to such Class A Maturity Date, the applicable Class A Note Principal Balance.

                  "Class A Maturity Date" means the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date or the Class A-4 Maturity Date, as applicable.

                  "Class A Note" means any one of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes.

                  "Class A Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee and the Note Insurer on the related Determination Date representing the ratio of (a) the Class A Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class A Note Principal Balance.

                  "Class A Noteholder" means the Person in whose name a Class A
Note is registered in the Register.

                  "Class A Note Interest" means the Class A-1 Note Interest, the Class A-2 Note Interest, the Class A-3 Note Interest or the Class A-4 Note Interest, as applicable.

                  "Class A Note Principal Balance" means, at any time, the Initial Class A Note Principal Balance minus all payments theretofore received by the Class A Noteholders on account of principal.

                  "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Noteholders on all prior Payment Dates.

                  "Class A Percentage" means 94.845%.

                  "Class A Percentage Interest" means the interest in the Class A Portion of the Trust that is evidenced by a Class A Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A Notes evidencing in the aggregate Class A Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A Notes constitute indebtedness, all references in this Agreement to Holders of Class A Notes owning a specified percentage of the outstanding Class A Note Principal Balance shall be construed to mean Holders of Class A Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class A Portion" means the aggregate interest in the Trust evidenced by the Class A Notes.

                  "Class A Termination Date" means the date on which all amounts owing to the Class A Noteholders, and as certified in writing by the Note Insurer to the Indenture Trustee, all amounts owing to the Note Insurer, have each been paid in full.

                  "Class A-1 Maturity Date" means January 12, 2000.

                  "Class A-1 Note" means any one of the Class A-1 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-1 to the Indenture.

                  "Class A-1 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) a fraction, the numerator of which is the number of actual days elapsed during the related Interest Accrual Period and the denominator of which is 360, (y) the Class A-1 Note Rate and (z) the aggregate Class A-1 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Register.

                  "Class A-1 Note Interest" means, with respect to any Collection Period, the Class A-1 Note Current Interest and the Class A -1 Overdue Interest.

                  "Class A-1 Note Principal Balance" means, at any time, the Initial Class A-1 Note Principal Balance minus all payments theretofore received by the Class A-1 Noteholders on account of principal.

                  "Class A-1 Note Rate" means 5.215% per annum.

                  "Class A-1 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-1 Note Interest due on the immediately preceding Payment Date over the Class A-1 Note Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class A-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii), (y) a fraction, the numerator of which is the number of actual days elapsed during the related Interest Accrual Period and the denominator of which is 360, and (z) the sum of the Class A-1 Note Rate plus 1%, and (b) any Class A-1 Overdue Interest paid on such Payment Date.

                  "Class A-1 Percentage Interest" means the interest in the Class A-1 Portion of the Trust that is evidenced by a Class A-1 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-1 Notes evidencing in the aggregate Class A-1 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-1 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A -1 Notes owning a specified percentage of the outstanding Class A-1 Note Principal Balance shall be construed to mean Holders of Class A -1 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class A-1 Portion" means the aggregate interest in the Trust evidenced by the Class A-1 Notes.

                  "Class A-2 Maturity Date" means April 12, 2001.

                  "Class A-2 Note" means any one of the Class A-2 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-2 to the Indenture.

                  "Class A-2 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A-2 Note Rate and
(y) the aggregate Class A-2 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Register.

                  "Class A-2 Note Interest" means, with respect to any Collection Period, the Class A-2 Note Current Interest and the Class A-2 Overdue Interest.

                  "Class A-2 Note Principal Balance" means, at any time, the Initial Class A-2 Note Principal Balance minus all payments theretofore received by the Class A-2 Noteholders on account of principal.

                  "Class A-2 Note Rate" means 5.490% per annum.

                  "Class A-2 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-2 Note Interest due on the immediately preceding Payment Date over the Class A-2 Note Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class A-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and
(y) one-twelfth of the sum of the Class A-2 Note Rate plus 1%, and (b) any Class A-2 Overdue Interest paid on such Payment Date.

                  "Class A-2 Percentage Interest" means the interest in the Class A-2 Portion of the Trust that is evidenced by a Class A-2 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-2 Notes evidencing in the aggregate Class A-2 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-2 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A-2 Notes owning a specified percentage of the outstanding Class A-2 Note Principal Balance shall be construed to mean Holders of Class A-2 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class A-2 Portion" means the aggregate interest in the Trust evidenced by the Class A-2 Notes.

                  "Class A-3 Maturity Date" means February 12, 2002.

                  "Class A-3 Note" means any one of the Class A-3 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-3 to the Indenture.

                  "Class A-3 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A-3 Note Rate and
(y) the aggregate Class A-3 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Register.

                  "Class A-3 Note Interest" means, with respect to any Collection Period, the Class A-3 Note Current Interest and the Class A-3 Overdue Interest.

                  "Class A-3 Note Principal Balance" means, at any time, the Initial Class A-3 Note Principal Balance minus all payments theretofore received by the Class A-3 Noteholders on account of principal.

                  "Class A-3 Note Rate" means 5.450% per annum.

                  "Class A-3 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-3 Note Interest due on the immediately preceding Payment Date over the Class A-3 Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class A-3 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class A-3 Note Rate plus 1%, and (b) any Class A-3 Overdue Interest paid on such Payment Date.

                  "Class A-3 Percentage Interest" means the interest in the Class A-3 Portion of the Trust that is evidenced by a Class A-3 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-3 Notes evidencing in the aggregate Class A-3 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-3 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A-3 Notes owning a specified percentage of the outstanding Class A-3 Note Principal Balance shall be construed to mean Holders of Class A-3 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class A-3 Portion" means the aggregate interest in the Trust evidenced by the Class A-3 Notes.

                  "Class A-4 Maturity Date" means August 12, 2004.

                  "Class A-4 Note" means any one of the Class A-4 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-4 to the Indenture.

                  "Class A-4 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A-4 Note Rate and
(y) the aggregate Class A-4 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Register.

                  "Class A-4 Note Interest" means, with respect to any Collection Period, the Class A-4 Note Current Interest and the Class A-4 Overdue Interest.

                  "Class A-4 Note Principal Balance" means, at any time, the Initial Class A-4 Note Principal Balance minus all payments theretofore received by the Class A-4 Noteholders on account of principal.

                  "Class A-4 Note Rate" means 5.628% per annum.

                  "Class A-4 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-4 Note Interest due on the immediately preceding Payment Date over the Class A-4 Note Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class A-4 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and
(y) one-twelfth of the
sum of the Class A-4 Note Rate plus 1%, and (b) any Class A-4 Overdue Interest paid on such Payment Date.

                  "Class A-4 Percentage Interest" means the interest in the Class A-4 Portion of the Trust that is evidenced by a Class A-4 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-4 Notes evidencing in the aggregate Class A-4 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-4 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A-4 Notes owning a specified percentage of the outstanding Class A-4 Note Principal Balance shall be construed to mean Holders of Class A-4 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class A-4 Portion" means the aggregate interest in the Trust evidenced by the Class A-4 Notes.

                  "Class B-1 Base Principal Distribution Amount" means, with respect to any Payment Date, the product of (a) the Class B-1 Percentage and (b) the Base Principal Amount for the related Collection Period.

                  "Class B-1 Maturity Date" means August 12, 2004.

                  "Class B-1 Note" means any one of the Class B-1 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit D-1 to the Indenture

                  "Class B-1 Note Current Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-1 Note Rate and (y) the aggregate Class B-1 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class B-1 Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee and the Note Insurer on the related Determination Date representing the ratio of (a) the Class B-1 Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B-1 Note Principal Balance.

                  "Class B-1 Noteholder" means the Person in whose name a Class B-1 Note is registered in the Register.

                  "Class B-1 Note Interest" means, with respect to any Payment Date, the Class B-1 Note Current Interest and the Class B-1 Overdue Interest.

                  "Class B-1 Note Principal Balance" means, at any time, the Initial Class B-1 Note Principal Balance minus all payments theretofore received by the Class B-1 Noteholders on account of principal.

                  "Class B-1 Note Rate" means 7.340% per annum.

                  "Class B-1 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-1 Note Interest due on the immediately preceding Payment Date over the Class B-1 Note Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class B-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and
(y) one-twelfth of the sum of the Class B-1 Note Rate plus 1%, and (b) any Class B-1 Overdue Interest paid on such Payment Date.

                  "Class B-1 Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-1 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-1 Noteholders on all prior Payment Dates.

                  "Class B-1 Percentage" means 2.062%.

                  "Class B-1 Percentage Interest" means the interest in the Class B-1 Portion of the Trust that is evidenced by a Class B-1 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class B-1 Notes evidencing in the aggregate Class B-1 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class B-1 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class B-1 Notes owning a specified percentage of the outstanding Class B-1 Note Principal Balance shall be construed to mean Holders of Class B-1 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class B-1 Portion" means the aggregate interest in the Trust evidenced by the Class B-1 Notes.

                  "Class B-2 Base Principal Distribution Amount" means, with respect to any Payment Date, the product of (a) the Class B-2 Percentage and (b) the Base Principal Amount for the related Collection Period.

                  "Class B-2 Interest Available Distribution Amount" has the meaning set forth in Section 3.03(b)(i) of the Indenture.

                  "Class B-2 Interest Deficiency" means, with respect to any Payment Date, the deficiency which results if the Class B-2 Note Interest payable on such Payment Date exceeds the Class B-2 Interest Available Distribution Amount.

                  "Class B-2 Maturity Date" means August 12, 2004.

                  "Class B-2 Note" means any one of the Class B-2 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit D-2 to the Indenture.

                  "Class B-2 Note Current Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-2 Note Rate and (y) the aggregate Class B-2 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class B-2 Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee and the Note Insurer on the related Determination Date representing the ratio of (a) the Class B-2 Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B-2 Note Principal Balance.

                  "Class B-2 Noteholder" means the Person in whose name a Class B-2 Note is registered in the Register.

                  "Class B-2 Note Interest" means, with respect to any Payment Date, the Class B-2 Note Current Interest and the Class B-2 Overdue Interest.

                  "Class B-2 Note Principal Balance" means, at any time, the Initial Class B-2 Note Principal Balance minus all payments theretofore received by the Class B-2 Noteholders on account of principal.

                  "Class B-2 Note Rate" means 9.510% per annum.

                  "Class B-2 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-2 Note Interest due on the immediately preceding Payment Date over the Class B-2 Note Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class B-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and
(y) one-twelfth of the sum of the Class B-2 Note Rate plus 1%, and (b) any Class B-2 Overdue Interest paid on such Payment Date.

                  "Class B-2 Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-2 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-2 Noteholders on all prior Payment Dates.

                  "Class B-2 Percentage" means 1.031%.

                  "Class B-2 Percentage Interest" means the interest in the Class B-2 Portion of the Trust that is evidenced by a Class B-2 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class B-2 Notes evidencing in the aggregate Class B-2 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class B-2 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class B-2 Notes owning a specified percentage of the outstanding Class B-2 Note Principal Balance shall be construed to mean Holders of Class B-2 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class B-2 Portion" means the aggregate interest in the Trust evidenced by the Class B-2 Notes.

                  "Class B-3 Base Principal Distribution Amount" means, with respect to any Payment Date, the product of (a) the Class B-3 Percentage and (b) the Base Principal Amount for the related Collection Period.

                  "Class B-3 Maturity Date"  means December, 2005.

                  "Class B-3 Note" means any one of the Class B-3 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit D-3 to the Indenture.

                  "Class B-3 Note Current Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-3 Note Rate and (y) the aggregate Class B-3 Note Principal Balance outstanding immediately prior to such Payment Date.

                  "Class B-3 Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee and the Note Insurer on the related Determination Date representing the ratio of (a) the Class B-3 Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B-3 Note Principal Balance.

                  "Class B-3 Noteholder" means the Person in whose name a Class B-3 Note is registered in the Register.

                  "Class B-3 Note Interest" means, with respect to any Payment Date, the Class B-3 Note Current Interest and the Class B-3 Overdue Interest.

                  "Class B-3 Note Principal Balance" means, at any time, the Initial Class B-3 Note Principal Balance minus all payments theretofore received by the Class B-3 Noteholders on account of principal.

                  "Class B-3 Note Rate" means 6.242% per annum.

                  "Class B-3 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-3 Note Interest due on the immediately preceding Payment Date over the Class B-3 Note Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class B-3 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and
(y) one-twelfth of the sum of the Class B-3 Note Rate plus 1%, and (b) any Class B-3 Overdue Interest paid on such Payment Date.

                  "Class B-3 Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-3 Base Principal Distribution

Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-3 Noteholders on all prior Payment Dates.

                  "Class B-3 Percentage" means 2.062%.

                  "Class B-3 Percentage Interest" means the interest in the Class B-3 Portion of the Trust that is evidenced by a Class B-3 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class B-3 Notes evidencing in the aggregate Class B-3 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class B-3 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class B-3 Notes owning a specified percentage of the outstanding Class B-3 Note Principal Balance shall be construed to mean Holders of Class B-3 Notes evidencing such specified percentage of the then outstanding indebtedness.

                  "Class B-3 Portion" means the aggregate interest in the Trust evidenced by the Class B-3 Notes.

                  "Closing Date" means December 17, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, as the same may be in effect from time to time and any successor thereto.

                  "Collection Account" means the Eligible Bank Account established pursuant to Section 3.01 of the Indenture.

                  "Collection Period" means, with respect to any Payment Date, the period from the opening of business on the second day of the immediately preceding calendar month through the close of business on the first day of the calendar month in which such Payment Date occurs.

                  "Collections" means all payments received on or with respect to the Contracts or the related Equipment, including, without limitation, Scheduled Payments, Liquidation Proceeds, Repurchase Amounts, Insurance Proceeds, Early Termination Contract Proceeds, proceeds from any Contract subject to a Casualty Loss, Expired Contract Proceeds (to the extent of any amounts then due from a related Source under the related Source Agreement), and Prepayments and amounts received in respect of the Contracts or related Equipment pursuant to any Source Agreements (including amounts received under any recourse agreements), all as related to amounts attributable to the Equipment and the Contracts for such Collection Period, but excluding any Excluded Amounts.

                  "Computer Tape" means, collectively, the computer tapes generated by the Servicer which provide information relating to the Contracts and which were, or will be, used by the Servicer in selecting the Contracts conveyed to the Issuer pursuant to the Receivables Transfer Agreement.

                  "Contract" means each of the agreements evidencing the indebtedness of the related Obligor conveyed to the Trust, including, as applicable, schedules, supplements and amendments thereto, under which a Source or First Sierra, as applicable, leases specified Equipment to an Obligor and which are identified on the List of Contracts delivered on the Closing Date or, with respect to Substitute Contracts, on the List of Substitute Contracts delivered on the related Transfer Date.

                  "Contract File" means, with respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(1)(b), 9-105(l)(i) or 9-305 of the UCC, (3) an original certificate, executed by an Obligor, evidencing delivery and acceptance of the Equipment, (4) Obligor's corporate resolutions and secretary's certificate, if required under the Credit and Collection Policies and Procedures, (5) a guaranty, if any, (6) copies of documentation relating to the purchase of the Equipment, (7) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment Cost of more than $35,000), (8) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or the Contract in accordance with the Filing Requirements; all such UCC financing statements shall include either (a) UCC standard forms executed by the debtor and the secured party, as required, or (b) evidence of the electronic filing of such UCC financing statement, in which case acknowledgement copies shall be forwarded promptly as they are received, (9) with respect to a Contract originated by a Source, a certified copy of the related sale and assignment between the Source and First Sierra, as well as any other Contract assignments, (10) copies of any additional Contract documents evidencing any changes or modifications of a Contract by the Servicer in accordance with the terms of the Servicing Agreement, (11) with respect to a Contract relating to a Vehicle, the original Certificate of Title (or, in the event that the original Certificate of Title has not been returned from the appropriate titling office, a copy of any preceding certificates of title, if any, all assignments thereof, if any, and a copy of the application for the Certificate of Title shall be included in the Contract File with the original Certificate of Title to be included therein promptly upon return from the appropriate titling office but, in any event, within 60 days from the related Conveyance Date), and (12) reference to the applicable contract management code on the Contract Management System and any other documents relating thereto held by First Sierra, as Servicer.

                  "Contract Management System" means the computerized electronic contract management system maintained by First Sierra for all Contracts and other agreements similar to the Contracts.

                  "Contract Number" means, with respect to each Contract, its identifying number.

                  "Contract Pool" means, at any time, all Contracts held as part of the Trust Property.

                  "Controlling Parties" means (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-3 Notes, (a) Majority Holders of the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes and (b) the Note Insurer, but if a Note Insurer Default has occurred and is continuing, the Majority Holders of the Class A Notes, (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-2 Notes and the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes and the Class B-2 Notes and (b) the Note Insurer, but if a Note Insurer Default has occurred and is continuing, the Majority Holders of the Class A Notes (iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes and (b) the Note Insurer, but if a Note Insurer Default has occurred and is continuing, the Majority Holders of the Class A Notes; and (iv) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Notes, the Note Insurer, but if a Note Insurer Default has occurred and is continuing, the Majority Holders of the Class A Notes.

                  "Conveyance Date" means, with respect to the Initial Contracts, the Closing Date, and with respect to Substitute Contracts, the Transfer Date.

                  "Conveyed Assets" means, with respect to the Receivables Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Original Equipment and the Substitute Equipment relating to Substitute Contracts (except for any licensed products that may accompany the Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Equipment, including all income and proceeds upon any sale or other disposition of the Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Initial Contracts, the Substitute Contracts, and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto,
(c) all monies due or to become due in payment of the Contracts on or after the related Conveyance Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) all Source Agreements and Source Agreement Rights to the extent they relate to any Contract and any Equipment covered by the Contracts and (g) all proceeds and income of the foregoing or relating thereto.

                  "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is specified in Section 11.06 of the Indenture.

                  "Credit and Collection Policies and Procedures" means the credit and collection policies and procedures of the Servicer.

                  "Credit File" means, with respect to each Contract, the following documents: (a) copies of the Contract, any UCC financing statements and any other original documents related to the Contract, (b) the application of the related Obligor, (c) documentation evidencing the information with respect to such Contract input into the Contract Management System and (d) any other information required by the Servicer pursuant to its customary policies and procedures or the Note Insurer.

                  "Cut-Off Date" means, with respect to the Initial Contracts, the close of business on December 1, 1998 and with respect to each Substitute Contract, the related Substitute Contract Cut-Off Date.

                  "DCR" means Duff & Phelps Credit Rating Co.

                  "Defaulted Contract" means a Contract that becomes defaulted at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent, or (iii) such Contract was repurchased by a Source pursuant to a Source Agreement.

                  "Defaulted Contract Recoveries" means all proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

                  "Delinquency Trigger Event" shall exist on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 7.5%.

                  "Delinquency Trigger Ratio" means, with respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by
(b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any Contracts which were repossessed or substituted).

                  "Delinquent Contract" means, as of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

                  "Depositor" means First Sierra Receivables III, Inc., a Delaware corporation.

                  "Depository" means The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

                  "Determination Date" means, with respect to a Payment Date, a date which is the tenth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.

                  "Direct Participant" means any broker-dealer, bank or other financial institution for which the Depository holds the Offered Notes from time to time as a securities depositary.

                  "Discounted Contract Principal Balance" means, with respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Indenture or the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract purchased by the Servicer or First Sierra pursuant to the Servicing Agreement or by the Residual Holder pursuant to the Indenture, shall be deemed to be equal to zero as of the last day of the immediately preceding Collection Period.

                  In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

                  (i) Scheduled Payments are due on the last day of each Collection Period;

                  (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                  (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

                  "Discount Rate" means, as of any date, 6.2418%. The Discount Rate is equal to the sum of (a) the weighted average of the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate, the Class B-1 Note Rate and the Class B-2 Note Rate, weighted by (x) the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance, the Initial Class B-1 Note Principal Balance and the Initial Class B-2 Note Principal Balance, as applicable, and (y) the expected weighted average life of each Class of Notes, as applicable, assuming a constant prepayment rate of 6%, (b) the Servicing Fee Rate and (c) the Premium Rate.

                  "Early Termination Contract" means any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

                  "Early Termination Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Contract (net of reasonable remarketing expenses).

                  "Eligible Bank Account" means a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least (i) "A" or better by S&P, (ii) "A2" or better by Moody's and (iii) BBB+ by DCR and Fitch and whose short-term unsecured obligations are rated at least A-1 by S&P and "P-1" by Moody's; provided, that if DCR does not rate such entity then the ratings of S&P, Moody's and Fitch shall suffice, or (b) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. ss. 9.10(b).

                  "Eligible Contract" means any Contract that is not a Defaulted Contract and with respect to which all of the representations and warranties set forth in Section 2.02 of the Servicing Agreement were true as of the date made.

                  "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require the registration of the Trust as an investment company pursuant to the Investment Company Act):

                           (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

                                    (i) obligations which have the benefit of
                  the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

                                    (ii) demand deposits or time deposits in, or
                  bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Indenture Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, or, if not rated by DCR or Fitch, the highest rating category provided by S&P and Moody's;

                                    (iii) certificates of deposit having a
                  rating in the highest rating category by the Rating Agencies, or, if not rated by DCR or Fitch, the highest rating category provided by S&P and Moody's; or

                                    (iv) investments in money market funds which
                  are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating Agencies (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor), or, if not rated by DCR or Fitch, the highest rating category provided by S&P and Moody's;

                           (b) demand deposits in the name of the Indenture
              Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

                           (c) commercial paper (having original or remaining
              maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies, or, if not rated by DCR or Fitch, the highest rating category provided by S&P and Moody's;

                           (d) Eurodollar time deposits that are obligations of
              institutions whose time deposits carry a credit rating in the highest rating category by the Rating Agencies, or, if not rated by DCR or Fitch, the highest rating category provided by S&P and Moody's;

                           (e) repurchase agreements involving any Eligible
              Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating Agencies, or, if not rated by DCR or Fitch, the highest rating category provided by S&P and Moody's and so long as the Note Insurer has approved of such repurchase agreement in writing; and

                           (f) any other investment with respect to which the
              Rating Agency Condition has been satisfied and to which the Note Insurer has consented in writing.

                  Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

                  "Equipment" means the equipment leased or sold, as applicable, to an Obligor pursuant to any Contract, inventory, accounts and other general intangibles, as the case may be, that secure payment under such Contract.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 8.01 of the Indenture.

                  "Event of Servicing Termination" has the meaning specified in
Section 6.01 of the Servicing Agreement.

                  "Excess Amounts" means, with respect to any Contract, any payment required to be paid by the related Obligor pursuant to such Contract at the maturity of such Contract in excess of the final Scheduled Payment with respect to such Contract.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Amounts" means any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds (other than any amounts then due from a related Source under the related Source Agreement) or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance made on the immediately preceding Payment Date.

                  "Expired Contract" means any Contract that has terminated on its scheduled expiration date.

                  "Expired Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Contract.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

                  "Filing Locations" means the jurisdictions in which any Equipment is located under Contracts as of the applicable Cut-Off Date.

                  "Filing Requirements" means (a) a UCC-1 financing statement with respect to the assignment of all Contracts by the related Sellers to the Owner Trustee, on behalf of the Issuer pursuant to the Receivables Transfer Agreement, (b) a UCC-1 financing statement with respect to the pledge by the Owner Trustee, on behalf of the Issuer, of all Contracts to the Indenture Trustee pursuant to the Indenture, (c) with respect to Vehicles, a Certificate of Title naming the Obligor as owner and the Indenture Trustee as lienholder,
(d) with respect to Equipment (other than Vehicles), (i) in each Filing Location in which Equipment with an Original Equipment Cost of $75,000 or greater is then located, financing statements on Form UCC-1 for Contracts originated by a Source, naming the Obligor as debtor and the Source as secured party and First Sierra as assignee; (ii) in each Filing Location in which Equipment with an Original Equipment cost of $35,000 or greater is located, financing statements on Form UCC-1 for Contracts originated by First Sierra, naming the Obligor as debtor and First Sierra as secured party; and (iii) in each of clause (i) and
(ii), the filings in paragraph (b) above in favor of the Indenture Trustee in respect of the Contracts shall include all related rights relating to such Contracts, including the security interests in the Equipment subject to this clause (d).

                  "Final Scheduled Payment" means, with respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

                  "Financing Statements" means a form UCC-1 financing statement.

                  "First Sierra" means First Sierra Financial, Inc., a Delaware corporation.

                  "First Sierra Group" means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which First Sierra, or any successor thereto, is the common parent, or of which First Sierra is a member, and shall mean any group eligible to file consolidated, combined or unitary returns for state, local or foreign tax purposes which includes First Sierra, regardless of the identity of the common parent.

                  "Fitch" means Fitch IBCA, Inc.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

                  "Gross Charge-Off Event" exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates exceeds 2.5%.

                  "Gross Charge-Off Ratio" means, with respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

                  "Holder" means the Person in whose name a Note or Trust Certificate, as the case may be, is registered in the Register.

                  "Holding Trust Agreement" means First Sierra Holding Trust I Trust Agreement, dated as of December 1, 1998, between the Depositor of the Holding Trust and the Owner Trustee of the Holding Trust.

                  "Holding Trust" means First Sierra Holding Trust I.

                  "Income Taxes" means any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.

                  "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as Obligor, (c) to the extent not included in clause (b), above, all capital leases of such Person as Obligor, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety (90) days past due), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

                  "Indemnification Agreement" means the Indemnification Agreement, dated December 10, 1998, among First Sierra, the Note Insurer and the Underwriters.

                  "Indenture" means the Indenture, dated as of December 1, 1998, among the Trust, First Sierra, the Servicer and the Indenture Trustee.

                  "Indenture Trustee" means the institution executing the Indenture and Servicing Agreement as Indenture Trustee, or its successor in interest, and any successor indenture trustee appointed as provided herein, or any successor to the Indenture Trustee's corporate trust business (or a substantial portion thereof) and initially shall mean Bankers Trust Company, a New York banking corporation.

                  "Indenture Trustee Fee" means, with respect to each Payment Date, an amount equal to $416.67.

                  "Indenture Trustee Expenses" means, the reasonable expenses of the Indenture Trustee, as set forth in Section 7.07(a)(ii) of the Indenture.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.05 of the Indenture, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Independent Public Accountant" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) PriceWaterhouseCoopers, (d) Ernst & Young, and (e) KPMG Peat Marwick (and any successors thereof); provided, that such firm is independent with respect to the Servicer or any subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.

                  "Indirect Participant" means any financial institution for whom any Direct Participant holds an interest in an Offered Note.

                  "Initial Aggregate Discounted Contract Principal Balance" means the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

                  "Initial Class A Note Principal Balance"    $247,741,596.

                  "Initial Class A-1 Note Principal Balance"  $70,687,140.

                  "Initial Class A-2 Note Principal Balance"  $53,856,869.

                  "Initial Class A-3 Note Principal Balance"  $52,510,447.

                  "Initial Class A-4 Note Principal Balance"  $70,687,140.

                  "Initial Class B-1 Note Principal Balance"  $5,385,687.

                  "Initial Class B-2 Note Principal Balance"  $2,692,843.

                  "Initial Class B-3 Note Principal Balance"  $5,385,687.

                  "Initial Subordinate Note Principal Balance" $13,464,217.

                  "Initial Contracts" means the Contracts pledged by the Trust to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer pursuant to the Indenture, on the Closing Date.

                  "Initial Equipment" means the Equipment transferred to the Trust on the Closing Date.

                  "Initial Unpaid Amount" means, with respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.

                  "Insurance Agreement" means the Insurance Agreement, dated as of December 1, 1998 among First Sierra, as servicer and as originator, the Depositor, the Trust, Holding Trust I, the Note Insurer and the Indenture Trustee.

                  "Insurance Policy" means, with respect to an item of Equipment and the related Contract, any insurance policy required to be maintained by the Obligor pursuant to such Contract that covers physical damage to such physical Equipment and liability resulting from the use, operation or possession of such Equipment (including policies procured by or on behalf of First Sierra on behalf of the Obligor).

                  "Insurance Proceeds" means, with respect to an item of Equipment and the related Contract, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and related Contract.

                  "Insured Payment" means (i) on any Payment Date, an amount equal to the Available Funds Shortfall plus (ii) any Preference Amounts.

                  "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including December 17, 1998 to but excluding such Payment Date.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

                  "Investment Earnings" means any and all income from the investment of monies held, from time to time, in the Collection Account pursuant to Section 3.02 of the Indenture, net of any losses on any investments held in such accounts.

                  "IRS" means the Internal Revenue Service and any successor thereto.

                  "Issuer" or "Trust" means First Sierra Equipment Contract Trust 1998-1, a common law trust acting through First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Note Insurer.

                  "Late Payment Rate" shall have the meaning specified in the Insurance Agreement.

                  "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any Contract in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

                  "Liquidation Proceeds" means, with respect to a Defaulted Contract, proceeds from the sale or re-lease of the Equipment, proceeds of the related Insurance Policy, proceeds from any Source Agreements and any other recoveries with respect to such Defaulted Contract and the related Equipment, net of reasonable remarketing expenses and amounts so received that are required to be refunded to the Obligor on such Contract.

                  "List of Contracts" means the List of Initial Contracts and each List of Substitute Contracts.

                  "List of Initial Contracts" means the List of Initial Contracts delivered pursuant to Section 2.03(a) of the Indenture.

                  "List of Substitute Contracts" means the List of Substitute Contracts delivered pursuant to Section 4.02 of the Indenture.

                  "Lockbox Account" means the lockbox account established pursuant to the Lockbox Agreement.

                  "Lockbox Agreement" means the Lockbox Agreement dated as of February 13, 1995, among First Sierra and Chase Bank of Texas, N.A.

                  "Lockbox Bank" means Chase Bank of Texas, N.A.

                  "Majority Holders" means the holders of the Applicable Securities that together own Applicable Securities with an aggregate Percentage Interest in excess of 50%.

                  "Monthly Statement" has the meaning specified in Section 4.07 of the Servicing Agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Necessary Consents" means, with respect to any Person, all necessary consents to the closing of the transactions contemplated by the Transaction Documents.

                  "Notes" means the Class A Notes, the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes.

                  "Noteholder" means the Person in whose name a Note is registered in the Register held by the Note Registrar.

                  "Note Insurance Policy" means the Note Guaranty Insurance Policy, Policy Number 28237.

                  "Note Insurer" means MBIA Insurance Corporation or any successor thereto, as issuer of the Note Insurance Policy.

                  "Note Insurer Default" means any period during which the Note Insurer has failed (and continues to fail) to honor proper claims made under the
Note Insurance Policy.

                  "Note Principal Balance" means, with respect to any Class of Notes, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance, the Class A-4 Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance or the Class B-3 Note Principal Balance, as applicable.

                  "Note Rate" means, with respect to any Class of Notes, the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate, the Class B-1 Note Rate, the Class B-2 Note Rate or the Class B-3 Note Rate, as applicable.

                  "Note Registrar" means, initially, the Indenture Trustee pursuant to Section 5.03 of the Indenture.

                  "Obligor" means, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof.

                  "Offered Notes" means the Class A Notes.

                  "Officer's Certificate" means a certificate delivered by an Authorized Officer.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel employed by the Servicer or other counsel, in each case acceptable to the Note Insurer and the addressees thereof.

                  "Original Equipment" means any of the Equipment relating to the Initial Contracts.

                  "Original Equipment Cost" means the invoice price of the Equipment, exclusive of amounts, if any, paid for taxes, warranty extensions or service contracts.

                  "Originator" means First Sierra Financial, Inc., a Delaware corporation.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made);

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser; and

                  (iv) Notes that have been alleged to be destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section
5.04 of the Indenture;

provided, however, that Notes which have been paid with proceeds of the Note Insurance Policy shall continue to remain Outstanding for purposes of the Indenture until the Note Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Note Insurer delivered to the Indenture Trustee, and the Note Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Note Insurer; provided, further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means the aggregate principal amount of all Notes or class of Notes, as applicable, Outstanding at the date of determination.

                  "Owner Trustee" means First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Holding Trust Agreement, and any successor owner trustee.

                  "Payment Date" means the 12th day of each calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on January 12, 1999 until such time as the Indenture has been terminated in accordance with Article IX thereof.

                  "Percentage Interest" means, with respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.

                  "Permitted Liens" means:

                           (a) Liens granted in favor of the Trust under the
                  Receivables Transfer Agreement or the Indenture Trustee on behalf of the Noteholders and the Note Insurer pursuant to the Indenture; and

                           (b) Liens constituting the rights of Obligors under
                  Contracts.

                  "Person" means a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

                  "Pledged Property" means the property pledged by the Trust to the Indenture Trustee on behalf of the Noteholders and the Note Insurer pursuant to Section 2.01 of the Indenture, except for the Initial Unpaid Amounts relating thereto.

                  "Pool Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(a) the Aggregate Discounted Contract Principal Balance of the Contracts as of the immediately preceding Calculation Date to (b) the aggregate Discounted Contract Principal Balance as of the most recent Cut-Off Date.

                  "Practice" means a dental practice engaged in by a licensed professional.

                  "Practice Acquisition Loan" means the Contract relating to any loan by a Source or the Originator to a professional who is engaged in the operation and acquisition of a Practice which loan is secured by Equipment.

                  "Preference Amount" has the meaning specified in the Note Insurance Policy.

                  "Premium Amount" means, with respect to any Payment Date, the product of (a) one-twelfth, (b) the Premium Rate and (c) the Class A Note Principal Balance as of the end of the immediately preceding Collection Period.

                  "Premium Rate" shall have the meaning assigned thereto in the Insurance Agreement.

                  "Prepayment" means, with respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not Prepayments.

                  "Prepayment Amount" means, with respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Rating Agency Condition" means written confirmation from each Rating Agency that the use of such investment will not result in the reduction or withdrawal of the rating assigned by such Rating Agency to any of the Notes.

                  "Rating Agencies" means DCR, Fitch, Moody's and S&P.

                  "Receivables" means the Contracts together with the Equipment.

                  "Receivables Transfer Agreement" means the Receivables Transfer Agreement, dated as of December 1, 1998, among First Sierra, the Depositor, First Union National Bank, Variable Funding Capital Corporation, Prudential Securities Credit Corporation, Bankers Trust Company, as trustee of the Sellers, and the Issuer.

                  "Record Date" means, with respect to any Payment Date other than the January 12, 1999 Payment Date, the last calendar day of the Interest Accrual Period of such month. With respect to the January 12, 1999 Payment Date, the Record Date shall be the Closing Date.

                  "Register" means the register kept by the Indenture Trustee pursuant to Section 5.03 of the Indenture.

                  "Registration Statement" shall mean the Registration Statement filed with the SEC under the Securities Act (No. 333-12199) in the form in which it was declared effective.

                  "Regulations G, T, U and X" means, collectively, Regulations G, T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 207, 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

                  "Reimbursement Amount" means, as of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Indenture Trustee from the Note Insurer and not previously repaid to the Note Insurer pursuant to
Section 3.04(b)(xiii) of the Indenture plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the
Note Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate.

                  "Representation Letter" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Notes registered in the Register under the nominee name of the Depository.

                  "Repurchase Amount" means, with respect to a Payment Date and a Contract, the sum, without duplication, of (a) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (b) the product of (i) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (ii) one-twelfth of the Discount Rate; (c) any Scheduled Payments theretofore due and not paid by an Obligor; and (d) any Final Contract Payment due or to become due under the Contract.

                  "Repurchase Contract" means any Contract that has been repurchased by First Sierra pursuant to Section 4.01 of the Indenture.

                  "Residual Holder" means the holder of the Trust Certificate issued pursuant to the Trust Agreement.

                  "Responsible Officer" means (i) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Principal, Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Owner Trustee, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Managing Director, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricting Event" means the event that shall be deemed to occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Servicing Agreement and is not cured within the grace period set forth in the Servicing Agreement, (b) a Gross Charge-Off Event exists, (c) a Delinquency Trigger Event exists or (d) the Note Insurer makes an Insured Payment.

                  "Scheduled Payments" means, with respect to a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes and reflecting any adjustment for any partial Prepayment and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period; provided, however, that with respect to any Contract as to which First Sierra retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission and any successor thereto.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Sellers" mean collectively, First Sierra Receivables III, Inc., First Sierra Equipment Lease Trust 1997-A, First Sierra Equipment Lease Trust 1997-B and First Sierra Equipment Lease Trust 1997-C.

                  "Servicer" means the Person performing the duties of the Servicer under the Indenture and the Servicing Agreement, initially First Sierra Financial, Inc.

                  "Servicer Advance" means any amount paid by the Servicer with respect to a Delinquent Contract pursuant to Section 4.03 of the Servicing Agreement.

                  "Servicer Fee" means the fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to Article 4 of the Servicing



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

Agreement in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balance as of the prior Calculation Date.

                  "Servicer Fee Rate" means 0.50% percent per annum.

                  "Servicer Termination Notice" means the notice described in
Section 6.01 of the Servicing Agreement.

                  "Servicer Trigger Event" has the meaning specified in the Insurance Agreement.

                  "Servicing Agreement" means the Servicing Agreement, dated as of December 1, 1998, among the Servicer, First Sierra, the Trust and the Indenture Trustee.

                  "Servicing Charges" means the sum of (a) any late payment charges paid by a Obligor on a Delinquent Contract after application of any such charges to amounts then due under such Contract and (b) any other incidental charges or fees received from a Obligor.

                  "Servicing Officer" means any representative of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Indenture Trustee and the Note Insurer by the Servicer, as such list may from time to time be amended.

                  "Servicing Standard" has the meaning specified in Section 4.01(a) of the Servicing Agreement.

                  "Source" means the third party from whom the Originator acquired the Contracts pursuant to the Originator's Private Label Program.

                  "Source Agreement" means an agreement between the Originator and a Source pursuant to which the Originator acquired all right, title and interest of the Source in and to a Contract and a security interest in the Source's right, title and interest in and to the related Equipment.

                  "Source Agreement Rights" means any and all rights of the Originator under the Source Agreement with respect to such Source Agreement to the extent such Source Agreement relates to any Contract and any Equipment covered by the Contracts.

                  "State" means any state of the United States of America and, in addition, the District of Columbia and Puerto Rico.

                  "Subordinate Note" means a Class B-1 Note, a Class B-2 Note or a Class B-3 Note.

                  "Subordinate Noteholder" means the Person in whose name a Class B-1 Note, a Class B-2 Note or a Class B-3 Note is registered in the Register.



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

                  "Subordinate Note Principal Balance" means, at any time, the Initial Class B-1 Note Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance minus all payments theretofore received by the Class B-1 Noteholders, the Class B-2 Noteholders and the Class B-3 Noteholders on account of principal.

                  "Subordinate Notes" means the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes.

                  "Substitute Contract" has the meaning specified in Section 4.02(a) of the Indenture.

                  "Substitute Contract Cut-Off Date" means, with respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Transfer Date occurs.

                  "Substitute Equipment" means the Equipment transferred to the Trust on each Transfer Date.

                  "Tape" means the data base with respect to the Contracts used to calculate the information in the Monthly Statement.

                  "Tax Sharing Agreement" means any tax allocation agreement or arrangement with respect to the First Sierra Group, including any arrangement for payments by or to a member of the First Sierra Group with respect to its liability for taxes (including taxes excluded from the definition of Income Taxes hereunder) of the First Sierra Group or arising from its contribution to taxable income or loss of the First Sierra Group.

                  "TIA" means the Trust Indenture Act of 1939.

                  "Transaction Documents" means the Receivables Transfer Agreement, the Indenture, the Servicing Agreement, the Trust Agreement, the Holding Trust Agreement, the Insurance Agreement and the Indemnification Agreement.

                  "Transfer Date" means any date on which a Substitute Contract is pledged pursuant to Section 4.02 of the Indenture.

                  "Trust Agreement" shall mean the Trust Agreement, dated as of December 1, 1998, between the Depositor and the Owner Trustee.

                  "Trust Certificate" means the Trust Certificate evidencing the beneficial ownership interest of a Holder of the Trust Certificate in the Trust, initially issued by the Issuer to the Holding Trust.

                  "Trust Certificate Principal Balance" means, as of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date



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

of all Substitute Contracts to be conveyed to the Trust on such Payment Date and
(ii) the sum of (w) the outstanding Class A Note Principal Balance, (x) the outstanding Class B-1 Note Principal Balance, (y) the outstanding Class B-2 Note Principal Balance and (z) the outstanding Class B-3 Note Principal Balance, after taking into account any distributions on such Payment Date.

                  "Trust Operating Expenses" means, with respect to any Payment Date, the aggregate amount described in clauses (i) through (vi), inclusive, of
Section 3.04(b) of the Indenture with respect to such Payment Date.

                  "Trust Property" means the Pledged Property, and funds from time to time deposited in the Collection Account.

                  "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Underwriters" means Wheat First Securities, Inc., a North Carolina corporation, doing business as First Union Capital Markets, Bear, Stearns & Co. Inc., a Delaware corporation, and Prudential Securities Incorporated, a Delaware corporation.

                  "Unscheduled Principal Payments" means, with respect to any Payment Date, the aggregate amounts received during the immediately preceding Collection Period pursuant to any Source Agreement in respect of Contracts or the related Equipment (excluding Excluded Amounts).

                  "Vehicles" means automobiles and light, medium and heavy duty trucks.

                  "Warranty Event" has the meaning provided in Section 4.01(a) of the Indenture.


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